Exhibit 1.4

Republic of South Africa

Companies Act, No 71 of 2008, as amended

MEMORANDUM OF INCORPORATION FOR A PUBLIC COMPANY

Name of company: GOLD FIELDS LIMITED

Registration No.: 1968/004880/06

This Memorandum of Incorporation (“MOI”) was adopted by Special Resolution passed on 14 May 2012, a copy of which was Filed, together with the Notice of Amendment, in substitution for the memorandum of association and the articles of association of the Company (which were the constitutional documents of the Company in terms of the Companies Act, No. 61 of 1973). This MOI was subsequently amended by Special Resolutions passed on 9 May 2013. A copy of the amended and restated MOI was filed, together with the Notice of Amendment. This amended and restated MOI took effect (in terms of section 16(9)(b)(i) of the Companies Act) on the date of Filing thereof, together with the Notice of Amendment. This MOI was subsequently amended by Special Resolutions passed on 24 May 2017. A copy of the amended and restated MOI was filed, together with the Notice of Amendment. This amended and restated MOI took effect (in terms of section 16(9)(b)(i) of the Companies Act) on the date of Filing thereof, together with the Notice of Amendment.

/s/ MML Mokoka

Certified a true copy of the original

MML Mokoka

Company Secretary

24 May 2017

INTERPRETATION

In this MOI, –

1.1.	words that are defined in the Companies Act (which are contained in Schedule 1 for easy reference but which do not form part of this MOI for purposes of interpretation) but not defined in this MOI will bear the same meaning in this MOI as in the Companies Act. For ease of reading, such terms have been capitalised in this MOI;

1.2.	unless the context otherwise requires –

1.2.1.	“Companies Act” means the Companies Act, No 71 of 2008, as amended or any legislation which replaces it;

1.2.2.	“Company” means Gold Fields Limited or by whatever other name it may be known from time to time;

1.2.3.	“Deliver” means deliver in the manner in which the Company is entitled to give notice or deliver documents in accordance with clause 34 (Notices) and the Companies Act and Regulations and shall, where permitted by the Companies Act and the listings requirements of the JSE, include delivery of an abridged document together with instructions as to how the recipient may obtain an unabridged version of such document;

1.2.4.	“Effective Date” means the date on which the Companies Act came into operation, namely 1 May 2011;

1.2.5.	“Electronic Address” means in regard to Electronic Communication, any email address furnished to the Company by the Holder;

1.2.6.	“Holders” means registered holders of Securities;

1.2.7.	“Ineligible or Disqualified” means ineligible or disqualified as contemplated in the Companies Act (as set out in Schedule 2 for easy reference but which does not form part of this MOI for purposes of interpretation), which shall apply not only to Directors, but also to the Prescribed Officers and the secretary of the Company;

1.2.8.	“JSE” means the exchange operated by JSE Limited, registration number 2005/022939/06 (or any other name by which it may be known in the future), or its successor body;

1.2.9.	“MOI” means this Memorandum of Incorporation as now framed or as from time to time altered by Special Resolution;

1.2.10.	“Participant” means a depository institution accepted by a Central Securities Depository as a participant in terms of the Securities Services Act;

1.2.11.	“Regulations” means regulations published pursuant to the Companies Act from time to time;

1.2.12.	“Round Robin Resolution” means, subject to clause 29.13, a resolution adopted by Written consent of a majority of the Directors, given in person or by Electronic Communication, provided that each Director has received notice of the matter to be decided upon;

1.2.13.	“Securities Services Act” means the Securities Services Act, No 36 of 2004, as amended or any legislation which replaces it;

1.2.14.	“Shares” means the shares in the Share capital of the Company (and specifically excluding Debt Instruments);

1.2.15.	“Uncertificated Securities” means Securities as defined in the Securities Services Act which are by virtue of the Companies Act transferrable without a written instrument and are not evidenced by a certificate;

1.2.16.	“Writing” or “Written” includes Electronic Communication and delivery of a data storage device containing Electronic Communication, but as regards any Holder entitled to vote, only to the extent that such Holder has notified the Company of an Electronic Address;

1.3.	references to Holders represented by proxy shall include Holders entitled to vote represented by an agent appointed under a general or special power of attorney;

1.4.	references to Holders entitled to vote Present at a Meeting or acting in person shall include Juristic Persons represented by a duly authorised representative or acting in the manner prescribed in the Companies Act;

1.5.	the headings are for reference purposes only and shall not affect the interpretation of this MOI;

1.6.	words in the singular number shall include the plural, and words in the plural number shall include the singular, one gender will include the other genders, and words importing persons shall include created entities (corporate or not);

1.7.	if any term is defined within the context of any particular clause in the MOI, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this MOI, notwithstanding that that term has not been defined in this interpretation provision;

1.8.	save to the extent that item 4(4) of Schedule 5 of the Companies Act may permit this MOI to prevail, if the provisions of this MOI are in any way inconsistent with the provisions of the Companies Act, the provisions of the Companies Act shall prevail, and this MOI shall be read in all respects subject to the Companies Act;

1.9.	the rule of construction that a contract shall be interpreted against the party responsible for the drafting or preparation of the contract, shall not apply to this MOI.

2.	CALCULATION OF BUSINESS DAYS

When a particular number of Business Days is provided for between the happening of one event and another, the number of days must be calculated by –

2.1.	excluding the day on which the first such event occurs;

2.2.	including the day on or by which the second event is to occur; and

2.3.	excluding any public holiday in the Republic of South Africa, Saturday or Sunday that falls on or between the days contemplated in clauses 2.1 and 2.2 respectively.

3.	PUBLIC COMPANY

The Company is a Public Company as it is not a Private Company or a State-Owned Company or a Personal Liability Company.

4.	POWERS AND CAPACITY OF THE COMPANY

4.1.	The Company has the powers and capacity of an Individual and is not subject to any special conditions.

4.2.	Notwithstanding the omission from this MOI of any provision to that effect, the Company may do anything which the Companies Act empowers a company to do if so authorised by its MOI.

5.	AMENDMENTS TO THE MOI

Subject to the provisions of the Companies Act and the listings requirements of the JSE, save for –

5.1.	correcting errors substantiated as such from objective evidence or which are self-evident errors (including, but without limitation eiusdem generis, spelling, punctuation, reference, grammar or similar defects) in the MOI, which the Board is empowered to do; and

5.2.	amendments of the MOI effected in compliance with a court order in the manner contemplated in section 16(1)(a), read with section 16(4) of the Companies Act,

all other amendments of the MOI, including but not limited to –

5.3.	the creation of any class of Shares;

5.4.	the variation of any preferences, rights, limitations and other terms attaching to any class of Shares;

5.5.	the conversion of one class of Shares into one or more other classes;

5.6.	an increase in the number of the Company’s authorised equity Securities;

5.7.	a consolidation of the Company’s equity Securities;

5.8.	a sub-division of the Company’s equity Securities; and/or

5.9.	the change of the Company’s name;

shall be effected in accordance with section 16(1)(c) of the Companies Act and must be approved by a Special Resolution passed by the Holders of the ordinary Shares. The Board shall publish a copy of any correction effected by the Board in accordance with clause 5.1 on the Company’s web site.

6.	THE MAKING OF RULES

The Board shall not have the capacity to make, amend or repeal any Rules relating to the governance of the Company in respect of matters that are not addressed in the Companies Act or in this MOI, as contemplated in sections 15(3) to (5) of the Companies Act and in the listings requirements of the JSE.

7.	AUTHORISED SECURITIES AND ALLOTMENT AND ISSUE

7.1.	The Company is authorised to issue the following number and class of Shares (which includes Shares already issued at the Effective Date) –

2 000 000 000 (two billion) ordinary no par value Shares, which shall have Voting Rights in respect of every matter that may be decided by the Company on the following basis –

7.1.1.	every Person entitled to vote who is Present at a Meeting, shall be entitled to –

7.1.1.1.	1 (one) vote on a show of hands irrespective of the number of ordinary no par value Shares she holds or represents; provided that a proxy shall irrespective of the number of Shareholders she represents have only 1 (one) vote; or

7.1.1.2.	that proportion of the total votes in the Company which the aggregate amount of the nominal value of the ordinary no par value Shares held by her bears to the aggregate amount of the nominal value of all ordinary no par value Shares issued by the Company in respect of every matter that may be decided by polling; and

7.1.2.	rank after all other classes of Shares in the Company which do not rank pari passu with the ordinary no par value Shares as regards Distributions, but save as aforesaid shall be entitled to receive the net assets of the Company upon its liquidation.

7.2.	The Board shall not have the power to amend the authorisation (including increasing or decreasing the number) and classification of Shares (including determining rights and preferences) as contemplated in section 36(2)(b) or 36(3) of the Companies Act.

7.3.	To the extent that the Company immediately before the Effective Date had authorised but unissued no par value Shares in its capital of a class of which there are issued Shares, the unissued Shares of that class may be issued at par or at a premium or at a discount.

7.4.	All Securities of a class shall rank pari passu in all respects.

7.5.	No rights, privileges or conditions for the time being attached to any class of Shares of the Company, nor any interests of that class of Shares, may (unless otherwise provided by the terms of issue of the Shares of that class) whether or not the Company is being wound up, be varied in any manner adverse to the holders of that class of shares, nor may any variations be made to the rights, privileges, conditions or interests, of any class of Shares, such that the interests of another class of Shares is adversely affected, unless a Special Resolution sanctioning the variation has been passed by the holders of that adversely affected class of Shares with the support of at least 75% (seventy five per cent) of the Voting Rights Exercised on the Special Resolution at a separate meeting of the holders of that class of Shares. The holders of that class of shares shall also be entitled to vote with the holders of the ordinary shares as regards the passing of any resolution required to be passed for such variation by the holders of the ordinary shares, subject to clause 18.28. The provisions of this MOI relating to Shareholders Meetings shall mutatis mutandis apply to any such separate meeting except that –

7.5.1.	the necessary quorum shall be a Shareholder or Shareholders of the class of Shares present in person, or represented by proxy and holding at least 25% (twenty five per cent) of the capital paid or credited as paid of the issued Shares of that class;

7.5.2.	if at any adjourned meeting of such holders, the required quorum contemplated in clause 7.5.1 is not present, those Persons entitled to vote who are Present shall be a quorum.

Notwithstanding any implication in this MOI to the contrary, the Board may not authorise any financial assistance by the Company in connection with the subscription for or purchase of its Securities or those of a Related or Inter-Related company without complying with section 44(3) of the Companies Act.

8.	AUTHORITY TO ISSUE SECURITIES

8.1.	The Board shall not have the power to issue authorised Shares other than –

8.1.1.	issues as contemplated in clause 8.4.2; and

8.1.2.	issues in respect of a rights offer as contemplated in clause 9.1 or issues as contemplated in clause 9.2; and

8.1.3.	issues which do not require the approval of Shareholders in terms of the Companies Act or the JSE Listings Requirements;

without the prior approval contemplated in clause 8.2 and, for so long as the Company is listed on the JSE, the approval of the JSE (where necessary).

8.2.	As regards the issue of –

8.2.1.	Shares that require the approval of a Special Resolution as contemplated in sections 41(1) and (3) of the Companies Act, the Directors shall not have the power to allot or issue same, without the prior approval of a Special Resolution;

8.2.2.	Shares, or other equity Securities, including options in respect thereof, (for so long as the Company is listed on the JSE), that require an Ordinary Resolution or Special Resolution as contemplated in the listings requirements of the JSE, the Directors shall not have the power to allot or issue same, without the prior approval of the required Special Resolution or Ordinary Resolution, as the case may be;

provided that, for so long as the Company is listed on the JSE, such issue has been approved by the JSE and is made subject to the listings requirements of the JSE.

8.3.	Any such approval may be in the form of a general authority to the Directors, whether conditional or unconditional, to allot or issue any such equity Securities contemplated in clauses 8.2.1 and 8.2.2 in their discretion, or in the form of a specific authority in respect of any particular allotment or issue of such equity Securities contemplated in clauses 8.2.1 and 8.2.2. Such authority shall endure for the period provided in the Ordinary or Special Resolution in question but may be revoked by Ordinary Resolution or Special Resolution, as the case may be, at any time.

8.4.	The Board may –

8.4.1.	create and issue Debt Instruments as contemplated in section 43(1)(a) of the Companies Act, on such terms and conditions and in such manner as the Company or the Board may from time to time determine, in accordance with the requirements of section 43 of the Companies Act, provided that, for as long as the Company is listed on the JSE, a Debt Instrument issued by the Company may not grant special privileges regarding attending and voting at general meetings and the appointment of directors, if prohibited in the listings requirements of the JSE; and

8.4.2.	issue capitalisation Shares or offer a cash payment in lieu of awarding a capitalisation Share, in accordance with section 47 of the Companies Act.

8.5.	No Shares of a class which is listed may be issued other than as fully paid.

9.	PRE-EMPTION ON ISSUE OF ORDINARY SHARES

9.1.	Equity Securities of a particular class in the Company which are authorised but unissued and which are intended to be issued for cash, shall be offered to the existing Holders of that class of equity Securities by way of a rights offer pro rata to the Voting Power of that Shareholder’s Voting Rights of that class of equity Securities immediately before the offer was made (with a reasonable time allowed to subscribe), unless -

9.1.1.	the approvals contemplated in clause 8 have been obtained;

9.1.2.	a capitalisation issue, an issue for an acquisition of assets (including another company) or an Amalgamation or Merger is to be undertaken;

9.1.3.	the equity Securities are to be issued in terms of option or conversion rights,

provided that (unless otherwise provided for in the listings requirements of the JSE) no fraction of an equity Security may be issued and accordingly all allocations of Securities will be rounded down to the nearest whole number resulting in allocations of whole Securities and a cash payment for the fraction at a cash price for such fractional entitlement as provided for in the listings requirements of the JSE.

9.2.	After the expiration of the time within which an offer may be accepted, or on the receipt of an intimation from the Person to whom the offer is made that she declines to accept the equity Securities offered, the Directors may, subject to the aforegoing provisions, issue such equity Securities in such manner as they think most beneficial to the Company.

10.	CERTIFICATES EVIDENCING ISSUED SECURITIES, UNCERTIFICATED SECURITIES AND SECURITIES REGISTER

10.1.	The Securities issued by the Company may either be certificated (that is evidenced by a certificate) or uncertificated in which case the Company must not issue certificates evidencing or purporting to evidence title to those Securities. When any new Securities are to be issued by the Company, the subscriber shall, subject to the Companies Act, be entitled to elect whether all or part of the Securities offered to her shall be in certificated or uncertificated form. Each original certificate issued to a Holder in certificated form shall be issued without charge, but for every subsequent certificate issued in respect of the same Securities to the same Holder, the Directors shall be entitled, as they may deem fit, to require a charge in settlement of the reasonable costs included in such issue.

10.2.	The Company shall convert its share register into a Securities Register with effect from the Effective Date and maintain such Securities Register in accordance with the prescribed standards, which Securities Register shall reflect –

10.2.1.	the number of Securities authorised and the number available to be issued and the date of authorisation;

10.2.2.	the total number of Securities of a class that have been issued, re-acquired or surrendered to the Company;

10.2.3.	the number of Securities of a class that are held in uncertificated form;

10.2.4.	the number of Securities of that class that are the subject of options or conversion rights which, if Exercised, would require Securities of that class to be issued;

10.2.5.	in the case of uncertificated Securities, a unique identifying number of the Person to, from or by whom the Securities were issued, re-acquired or surrendered, as the case may be;

10.2.6.	details of any unlisted Securities issued by the Company.

10.3.	As soon as practicable after –

10.3.1.	issuing any Securities, the Company must enter or cause to be entered in its Securities Register, in respect of every class of Securities that it has issued –

10.3.1.1.	with respect to certificated Securities –

10.3.1.1.1.	the names and addresses and identity numbers of the Persons to whom the Securities were issued;

10.3.1.1.2.	those Persons’ Electronic Addresses who have furnished them;

10.3.1.1.3.	the number and class of Securities issued to each of them, the date of issue, distinguishing numbers of such certificated Securities and the Consideration for which the Securities were issued;

10.3.1.1.4.	the number of, and prescribed circumstances relating to, any Securities –

10.3.1.1.4.1.	that have been placed in trust as contemplated in section (40)(6)(d) of the Companies Act; or

10.3.1.1.4.2.	whose transfer has been restricted;

10.3.1.1.5.	as regards Securities as contemplated in section 43 of the Companies Act –

10.3.1.1.5.1.	the number of those Securities issued and outstanding;

10.3.1.1.5.2.	the names and addresses of the registered owners of such Securities and any holders of a Beneficial Interest in such Securities;

10.3.1.1.6.	any other information prescribed in terms of the Companies Act from time to time;

10.3.1.2.	the total number of uncertificated Securities from time to time;

10.3.2.	the re-acquisition or surrender of any Securities, the Company must enter or cause to be entered in its Securities Register, in respect of every class of Securities –

10.3.2.1.	the date on which the Securities were re-acquired or surrendered to the Company;

10.3.2.2.	the distinguishing number or numbers of any certificated Securities re-acquired or surrendered to the Company;

10.3.2.3.	the Consideration for which the Securities were re-acquired by, or surrendered to the Company; and

10.3.2.4.	the name of the Person from or by whom the Securities were re-acquired or surrendered, as the case may be;

10.3.3.	the transfer of any Securities, the Company must enter or cause to be entered in its Securities Register, in respect of every class of Securities transferred –

10.3.3.1.	the names and addresses and identity numbers of the transferee to whom the Securities were transferred;

10.3.3.2.	those transferees’ Electronic Addresses who have furnished them;

10.3.3.3.	the number and class of Securities transferred, the date of the transfer, distinguishing numbers of such certificated Securities and the Consideration for which the Securities were transferred;

10.3.3.4.	the value of any Consideration still to be received by the Company on such Securities in the case of a transfer of Securities contemplated in sections 40(5) and (6) of the Companies Act.

10.4.	In respect of uncertificated Securities, the Company shall ensure that a record is administered and maintained by a Participant or Central Securities Depository as the Company’s uncertificated Securities Register, which shall from part of the Company’s Securities Register and which shall contain the details with respect to the uncertificated Securities referred to in clause 10.3.1, read with the changes required by the context.

10.5.	The Company shall establish and maintain a register to record all Beneficial Interests disclosures made in terms of section 56 of the Companies Act, including the following information for any Securities in respect of which a disclosure was made –

10.5.1.	the name and unique identifying number of the Holder of the Securities;

10.5.2.	the number, class and the distinguishing numbers of the Securities; and

10.5.3.	for each Person who holds a Beneficial Interest in the Securities, the extent of the Person’s Interest in the Securities, together with that Person’s –

10.5.3.1.	name and unique identity number;

10.5.3.2.	business, residential or postal address;

10.5.3.3.	Electronic Address if available.

10.6.	Securities certificates shall be issued in such manner and form as the Directors shall from time to time prescribe save that they must –

10.6.1.	state on the face –

10.6.1.1.	the name of the Company;

10.6.1.2.	the name of the Person to whom the Securities were issued;

10.6.1.3.	the number and class of Shares and the designation of the series, if any, evidenced by that certificate; and

10.6.1.4.	any restriction on the transfer of the Securities (which are not listed on the JSE) evidenced by that certificate;

10.6.2.	be signed by two Persons authorised by the Board by autographic, mechanical or electronic means.

10.7.	Each class of Shares, and any other Securities, must be distinguished by an appropriate numbering system.

10.8.	Each Holder shall be entitled to 1 (one) certificate for all the Securities of a particular class registered in his name, or to several certificates, each for a part of such Securities.

10.9.	A certificate for Securities registered in the names of 2 (two) or more Persons shall be Delivered to the Person first named in the Securities Register and Delivery of a certificate for Securities to that Person shall be a sufficient Delivery to all joint Holders.

10.10.	If a certificate for Securities is defaced, lost or destroyed, it may be renewed, on such terms, as to evidence and indemnity, and upon payment of such fee as the Directors think fit, and (in case of defacement) on delivery of the old certificate to bearer to the Company.

10.11.	A Person –

10.11.1.	acquires the rights associated with any particular Securities of the Company when that Person’s name is entered in the Company’s Securities Register as a Person to whom those Securities have been issued or transferred; and

10.11.2.	ceases to have the rights associated with any particular Securities of the Company when the transfer to another Person, re-acquisition by the Company, or surrender to the Company of those Securities has been entered in the Company’s Securities Register.

10.12.	After receiving a notice from a Central Securities Depository or Participant that a Holder who wishes to withdraw all or part of the uncertificated Securities held by that Person in an uncertificated Securities Register, and obtain a certificate in respect of those withdrawn Securities, the Company must –

10.12.1.	immediately enter the relevant Person’s name and details of that Person’s holding of Securities in the Securities Register and indicate on the Securities Register that the Securities so withdrawn are no longer held in uncertificated form;

10.12.2.	within 10 (ten) Business Days, or 20 (twenty) Business Days in the case of a Holder who is not resident within South Africa –

10.12.2.1.	prepare and Deliver to the relevant Person a certificate in respect of the Securities; and

10.12.2.2.	notify the Central Securities Depository that the Securities are no longer held in uncertificated form,

and may charge the Holder a reasonable fee to cover the actual costs of issuing a certificate.

10.13.	If the Company issues Securities which are not listed on the JSE, the share certificates for those Securities must be stamped “unlisted securities” and may only be released by the Company with the written permission of the JSE.

11.	PROHIBITION AGAINST VOTING OF SECURITIES BEING HELD BY ONE PERSON FOR THE BENEFICIAL INTEREST OF ANOTHER OR THE COMPANY TAKING ANY LIEN

11.1.	The Company shall permit Securities to be held by one Person for the Beneficial Interest of another. The Company shall not permit Securities to be voted upon by the holder of a Beneficial Interest who does not hold a proxy form from the Holder notwithstanding any agreement permitting the holder of the Beneficial Interest to vote the Securities to the exclusion of the Holder between the Holder and the holder of the Beneficial interest. Notwithstanding anything to the contrary contained in this clause 11, but subject to clause 8.4.1, if the terms and conditions of any Debt Instruments provide that any of the provisions of this clause 11 shall not apply to those Debt Instruments (“Inapplicable Provisions”) (where, in the absence of that provision in the Debt Instruments, those provisions of this clause 11 would so apply) and, provided that the Companies Act does not preclude such provisions of the Debt Instruments, then the Debt Instruments shall prevail over the provisions of this clause 11 insofar as the Inapplicable Provisions are concerned, notwithstanding anything to the contrary contained in this clause 11.

11.2.	The Company shall not be entitled to claim any lien over any Securities issued by it.

12.	LISTINGS ON OTHER STOCK EXCHANGES

The Company may seek listings on such stock exchanges as the Directors may consider appropriate from time to time.

13.	COMMISSION

The Company may pay commission not exceeding 10% (ten per cent) of the subscription price at which Securities of the Company are issued to any Person, in consideration of her subscribing or agreeing to subscribe, whether absolutely or conditionally, for any Securities or of her procuring or agreeing to procure subscriptions, whether absolute or conditional, for any Securities.

14.	TRANSFER OF SECURITIES

14.1.	There is no restriction on the transfer of Securities.

14.2.	The Securities Register (but not any Sub-Registers) may, subject to the listings requirements of the JSE, be closed during such time as the Directors think fit, for purposes of determining the identities of the Persons entitled to receive notice, participate in Distributions or other advantages and/or exercise other rights to which Holders may be entitled.

14.3.	The transfer of any Securities which are certificated shall be implemented in accordance with the then common form of transfer. Every instrument of transfer shall be left at the transfer office of the Company at which it is presented for registration, accompanied by the certificate of the Securities to be transferred, and/or such other evidence as the Company may require to prove the title of the transferor or his rights to transfer the Securities.

14.4.	All authorities to sign transfer deeds granted by Holders for the purpose of transferring Securities that may be lodged, produced or exhibited with or to the Company at any of its transfer offices shall as between the Company and the grantor of such authorities, be taken and deemed to continue and remain in full force and effect, and the Company may allow the same to be acted upon until such time as express notice in Writing of the revocation of the same shall have been given and lodged at the Company’s transfer offices at which the authority was lodged, produced or exhibited. Even after the giving and lodging of such notices the Company shall be entitled to give effect to any instruments signed under the authority to sign and certified by any officer of the Company, as being in order before the giving and lodging of such notice.

14.5.	The Company must enter in its Securities Register regarding every transfer of any Securities the information contemplated in clause 10.3.1, any reference to issue being read as a reference to transfer, which entry shall include the date of the transfer, provided that such entry may only be made if the transfer –

14.5.1.	is evidenced by a proper instrument of transfer that has been delivered to the Company; or

14.5.2.	was effected by operation of law.

15.	TRANSMISSION OF SECURITIES BY OPERATION OF LAW

Subject to the laws relating to securities transfer tax upon or in respect of the estates of deceased Persons and the administration of estates of insolvent and deceased Persons and Persons under disability –

15.1.	the parent or guardian or curator of any Holder who is a minor;

15.2.	the trustee of an insolvent Holder;

15.3.	the liquidator of a body corporate Holder;

15.4.	the tutor or curator of a Holder under disability;

15.5.	the executor or administrator of the estate of a deceased Holder; or

15.6.	any other Person becoming entitled to any Securities held by a Holder by any lawful means other than transfer in terms of this MOI,

shall, upon production of such evidence as may be required by the Directors, have the right either –

15.7.	to Exercise the same rights and to receive the same Distributions and other advantages to which she would be entitled if she was the Holder of the Securities registered in the name of the Holder concerned; or

15.8.	herself to be registered as the Holder in respect of those Securities and to make such transfer of those Securities as the Holder concerned could have made, but the Directors shall have the same right to decline or suspend registration as they would have had in the case of a transfer of the Securities by the Holder.

16.	ACCOUNTING RECORDS AND FINANCIAL STATEMENTS

16.1.	The Company shall maintain the necessary Accounting Records which shall be accessible from its Registered Office.

16.2.	The Company shall prepare its Financial Statements in accordance with the International Financial Reporting Standards and shall have its annual Financial Statements audited. In addition the annual Financial Statements shall reflect the –

16.2.1.	Beneficial Interests of the Directors and Persons who hold Beneficial Interests equal to or in excess of 5% (five per cent) of the total number of Securities of that class issued by the Company, together with the extent of those Beneficial Interests;

16.2.2.	status of any Securities issued by the Company which are not listed on the JSE;

16.3.	The Directors shall from time to time determine at what times and places (save in the case of Accounting Records which shall be accessible from the Registered Office) and under what conditions, subject to the requirements of the Regulations, the Holders and holders of Beneficial Interests are entitled to inspect and take copies of –

16.3.1.	the MOI;

16.3.2.	amendments to the MOI;

16.3.3.	records in respect of Directors;

16.3.4.	Accounting Records required to be maintained by the Company;

16.3.5.	reports to Annual General Meetings;

16.3.6.	annual Financial Statements;

16.3.7.	notices and minutes of Shareholders Meetings;

16.3.8.	communications generally to Holders;

16.3.9.	the Securities Register.

16.4.	Apart from the Holders and holders of Beneficial Interests, no other Person shall be entitled to inspect any of the documents of the Company (other than the Securities Register) unless expressly authorised by the Directors or in accordance with the Promotion of Access to Information Act, No 2 of 2000 as amended.

16.5.	The Company shall notify the Holders and the holders of Beneficial Interests of the publication of any annual Financial Statements of the Company, setting out the steps required to obtain a copy of those Financial Statements. If a Holder or the holder of a Beneficial Interest demands a copy of the annual Financial Statements, the Company shall make same available to such holder free of charge.

17.	AUDIT COMMITTEE AND AUDITOR

17.1.	At each Annual General Meeting, the Company must elect an Audit committee comprising at least 3 (three) members, unless –

17.1.1.	the Company is a subsidiary of another company that has an Audit committee; and

17.1.2.	the audit committee of that other company will perform the functions required in terms of the Companies Act on behalf of the Company.

17.2.	Each member of the Audit committee must –

17.2.1.	be a Director, who satisfies any applicable requirements prescribed by the Minister;

17.2.2.	not be –

17.2.2.1.	involved in the day-to-day management of the Company’s business or have been so involved at any time during the previous financial year;

17.2.2.2.	a Prescribed Officer, or full-time employee, of the Company or another Related or Inter-Related company, or have been such an Officer or employee at any time during the previous 3 (three) financial years; or

17.2.2.3.	a Material supplier or customer of the Company, such that a reasonable and informed third party would conclude in the circumstances that the integrity, impartiality or objectivity of that Director is compromised by that relationship,

17.2.3.	not be Related to any Person who falls within the criteria set out in clause 17.2.2. In addition, at least one third of the members of the Audit committee at any particular time must have academic qualifications, or experience, in economics, law, corporate governance, finance, accounting, commerce, industry, public affairs and/or human resource management.

17.3.	The Board must appoint a person to fill any vacancy on the Audit committee within 40 (forty) Business Days after the vacancy arises.

17.4.	The Audit committee has the following duties –

17.4.1.	to nominate, for appointment as Auditor, a Registered Auditor who, in the opinion of the Audit committee, is independent of the Company;

17.4.2.	to determine the fees to be paid to the Auditor and the Auditor’s terms of engagement;

17.4.3.	to ensure that the appointment of the Auditor complies with the provisions of the Companies Act and any other legislation relating to the appointment of auditors;

17.4.4.	to determine the nature and extent of any non-audit services that the Auditor may provide to the Company, subject to compliance with the Companies Act, or that the Auditor must not provide to the Company, or a Related company;

17.4.5.	to pre-approve any proposed agreement with the Auditor for the provision of non-audit services to the Company;

17.4.6.	to prepare a report, to be included in the annual Financial Statements for that financial year –

17.4.6.1.	describing how the Audit committee carried out its functions;

17.4.6.2.	stating whether the Audit committee is satisfied that the Auditor was independent of the Company; and

17.4.6.3.	commenting in any way the Audit committee considers appropriate on the Financial Statements, the accounting practices and the internal financial control of the Company;

17.4.7.	to receive and deal appropriately with any concerns or complaints, whether from within or outside the Company, or on its own initiative, relating to –

17.4.7.1.	the accounting practices and internal audit of the Company;

17.4.7.2.	the content or auditing of the Company’s Financial Statements;

17.4.7.3.	the internal financial controls of the Company; or

17.4.7.4.	any related matter;

17.4.8.	to make submissions to the Board on any matter concerning the Company’s accounting policies, financial control, records and reporting; and

17.4.9.	to perform other oversight functions as may be determined by the Board.

In considering whether, for the purposes of this clause 17.4, a Registered Auditor is independent of the Company, the Audit committee must –

17.4.10.	ascertain that the Auditor does not receive any direct or indirect remuneration or other benefit from the Company, except –

17.4.10.1.	as Auditor; or

17.4.10.2.	for rendering other services to the Company, to the extent permitted in terms of the Companies Act;

17.4.11.	consider whether the Auditor’s independence may have been prejudiced –

17.4.11.1.	as a result of any previous appointment as Auditor; or

17.4.11.2.	having regard to the extent of any consultancy, advisory or other work undertaken by the Auditor for the Company; and

17.4.12.	consider compliance with other criteria relating to independence or conflict of interest as prescribed by the Independent Regulatory Board for Auditors established by the Auditing Profession Act, in relation to the Company, and if the Company is a member of a Group of Companies, any other company within that Group.

17.5.	Nothing precludes the appointment by the Company at its Annual General Meeting of an Auditor other than one nominated by the Audit committee, but if such an Auditor is appointed, the appointment is valid only if the Audit committee is satisfied that the proposed Auditor is independent of the Company.

17.6.	The Company must pay all expenses reasonably incurred by the Audit committee, including, if the Audit committee considers it appropriate, the fees of any consultant or specialist engaged by the Audit committee to assist it in the performance of its functions.

17.7.	No Person shall be elected as a member of the Audit committee, if she is Ineligible or Disqualified and any such election shall be a nullity. A Person who is Ineligible or Disqualified must not consent to be elected as a member of the Audit committee nor act as a member of the Audit committee. A Person placed under probation by a court must not serve as a member of the Audit committee unless the order of court so permits.

17.8.	A member of the Audit committee shall cease to hold office as such immediately when she becomes Ineligible or Disqualified in terms of the Companies Act.

17.9.	There are no general qualifications prescribed by the Company for a Person to serve as a member of the Audit committee in addition to the requirements of the Companies Act and the Regulations.

17.10.	The Company shall appoint an Auditor at its Annual General Meeting provided that if an Annual General Meeting does not appoint or reappoint an Auditor, the Directors must fill the vacancy in the office in terms of the procedure contemplated in section 91 of the Companies Act within 40 (forty) Business Days after the date of the Annual General Meeting. A retiring Auditor may be automatically re-appointed at an Annual General Meeting without any resolution being passed, unless –

17.10.1.	the retiring Auditor is –

17.10.1.1.	no longer qualified for appointment;

17.10.1.2.	no longer willing to accept the appointment, and has so notified the Company; or

17.10.1.3.	required to cease serving as Auditor, in terms of section 92 of the Companies Act;

17.10.2.	the Audit committee objects to the re-appointment; or

17.10.3.	the Company has notice of an intended resolution to appoint some other person or persons in place of the retiring Auditor.

17.11.	Any firm of auditors appointed by the Company as the Auditor shall ensure that the Individual responsible for performing the Audit must comply with the requirements of section 90(2) of the Companies Act, provided that –

17.11.1.	the same Individual may not serve as the Auditor or designated Auditor for more than 5 (five) consecutive financial years;

17.11.2.	if an Individual has served as the Auditor or designated auditor for 2 (two) or more consecutive financial years and then ceases to be the Auditor or designated auditor, the Individual may not be appointed again as the Auditor or designated auditor until after the expiry of at least 2 (two) further financial years.

17.12.	The Auditor –

17.12.1.	has the right of access at all times to the Accounting Records and all books and documents of the Company, and is entitled to require from the Directors or Prescribed Officers any information and explanations necessary for the performance of the Auditor’s duties;

17.12.2.	if the Company is a Holding Company, has the right of access to all current and former Financial Statements of any Subsidiary and is entitled to require from the Directors or Prescribed Officers of the Company or Subsidiary any information and explanations in connection with any such statements and in connection with the Accounting Records, books and documents of the Subsidiary as necessary for the performance of the Auditor’s duties; and

17.12.3.	is entitled to –

17.12.3.1.	attend any Shareholders Meeting;

17.12.3.2.	receive all notices of and other communications relating to any Shareholders Meeting; and

17.12.3.3.	be heard at any Shareholders Meeting on any part of the business of the meeting that concerns the Auditor’s duties or functions.

17.12.4.	may not perform any services for the Company –

17.12.4.1.	that would place the Auditor in a conflict of interest as prescribed or determined by the Independent Regulatory Board for Auditors in terms of section 44(6) of the Auditing Profession Act; or

17.12.4.2.	as may be prescribed by the Audit committee.

17.13.	If a vacancy arises in the office of Auditor, the Board –

17.13.1.	must appoint a new Auditor within 40 (forty) Business Days, if there was only 1 (one) incumbent Auditor; and

17.13.2.	may appoint a new Auditor at any time, if there was more than 1 (one) incumbent, but while any such vacancy continues, the surviving or continuing Auditor may act as Auditor of the Company.

If, by comparison with the membership of a firm at the time of its latest appointment, less than  1⁄2 (one half) of the members remain after a change in the composition of the members, that change constitutes the resignation of the firm as Auditor of the Company, giving rise to a vacancy.

17.14.	Before making an appointment in terms of clause 17.13, the Board –

17.14.1.	must propose to the Audit committee, within 15 (fifteen) Business Days after the vacancy occurs, the name of at least one Registered Auditor to be considered for appointment as the new Auditor; and

17.14.2.	may proceed to make an appointment of a Person proposed in terms of clause 17.14.1 if, within 5 (five) Business Days after delivering the proposal, the Audit committee does not give notice in writing to the Board rejecting the proposed auditor.

17.15.	The provisions of clauses 31.4 and 31.5 apply mutatis mutandis to the Auditor.

18.	SHAREHOLDERS MEETINGS

18.1.	The Company shall convene an Annual General Meeting once in every calendar year, but no more than 15 (fifteen) months after the date of the previous Annual General Meeting, or within an extended time allowed by the Companies Tribunal, on good cause shown, which must, at a minimum, provide for the following business to be transacted –

18.1.1.	presentation of –

18.1.1.1.	the Directors’ report;

18.1.1.2.	audited Financial Statements for the immediately preceding financial year;

18.1.1.3.	the Audit committee report as contemplated in clause 17.4.6;

18.1.2.	election of Directors, to the extent required by the Companies Act or the MOI;

18.1.3.	appointment of –

18.1.3.1.	an Auditor for the ensuing year;

18.1.3.2.	an Audit committee;

18.1.4.	any matters raised by Holders, with or without advance notice to the Company.

18.2.	The Company shall hold a Shareholders Meeting in order to consider one or more resolutions and shall not permit a resolution that could be voted on at a Shareholders Meeting to be dealt with by a round robin resolution of those Persons entitled to vote. In particular, all Shareholders Meetings convened in terms of the listings requirements of the JSE must be held in person and may not be held by means of a written resolution as contemplated in section 60 of the Companies Act.

18.3.	Unless otherwise agreed with the JSE, no resolution may be proposed to be considered by Shareholders in terms of section 20(2) and (6) of the Companies Act, if such a resolution would lead to the ratification of an act that is contrary to the listings requirements of the JSE.

18.4.	A Company must hold a Shareholders Meeting at any time that the Board is required by the Companies Act, the listings requirements of the JSE or this MOI to refer a matter to Holders entitled to vote for decision.

18.5.	Each resolution shall be expressed with sufficient clarity and specificity and accompanied by sufficient information / explanatory material to enable a Person who is entitled to vote on the resolution to determine whether to participate in the Shareholders Meeting, if applicable, and to seek to influence the outcome of the vote on the resolution. Once a resolution has been approved, it may not be challenged or impugned on the ground that it did not comply with the aforegoing.

18.6.	The Board or, if the Company has no Directors, any single Holder entitled to vote, may, whenever she thinks fit, convene a Shareholders Meeting. The Board must convene a Shareholders Meeting if one or more Written and signed demands for such a Shareholders Meeting is/are delivered to the Company, and –

18.6.1.	each such demand describes the specific purpose for which the Shareholders Meeting is proposed; and

18.6.2.	in aggregate, demands for substantially the same purpose are made and signed by the Holders, at the earliest time specified in any of those demands, of at least 10% (ten per cent) of the Voting Rights entitled to be Exercised in relation to the matter proposed to be considered at the Shareholders Meeting.

18.7.	Every Shareholders Meeting shall be held where the Board determines from time to time. The authority of the Company to conduct a Shareholders Meeting entirely by Electronic Communication, or to provide for participation in a Shareholders Meeting by Electronic Communication so long as the Electronic Communication employed ordinarily enables all Persons participating in that Shareholders Meeting to communicate concurrently with each other without an intermediary, and to participate reasonably effectively in the Shareholders Meeting, as set out in section 63(2) of the Companies Act, is not limited or restricted.

18.8.	The Holder of any Securities which are in certificated form (and thus not subject to the rules of Strate as the Central Securities Depository) in which any Person has a Beneficial Interest must deliver to each such Person –

18.8.1.	a notice of any Shareholders Meeting of the Company at which those Securities may be voted within 2 (two) Business Days after receiving such a notice from the Company; and

18.8.2.	a proxy appointment to the extent of that Person’s Beneficial Interest, if the Person so demands in compliance with section 56(11) of the Companies Act.

18.9.	The Company shall deliver a notice of each Shareholders Meeting in the prescribed manner and form to the JSE and all Holders as of the Record Date for receipt of the notice of the meeting, at least 15 (fifteen) Business Days before the meeting is to be held. An announcement shall also be made on SENS.

18.10.	A Holder entitled to vote, who is Present at a Meeting –

18.10.1.	is regarded as having received or waived notice of the Shareholders Meeting if at least the required minimum notice was given;

18.10.2.	has a right to –

18.10.2.1.	allege a Material defect in the form of notice for a particular item on the agenda for the Shareholders Meeting; and

18.10.2.2.	participate in the determination whether to waive the requirements for notice, if less than the required minimum notice was given, or to ratify a defective notice; and

18.10.3.	except to the extent set out in clause 18.10.2, is regarded to have waived any right based on an actual or alleged Material defect in the notice of the Shareholders Meeting.

18.11.	A notice of a Shareholders Meeting must be in writing, in plain language and must include –

18.11.1.	the date, time and place for the Shareholders Meeting, and the Record Date for determining the Holders entitled to participate in and vote at the Shareholders Meeting;

18.11.2.	the general purpose of the Shareholders Meeting, and any specific purpose contemplated in clause 18.1, if applicable;

18.11.3.	in the case of the Annual General Meeting, a copy of the annual Financial Statements for the preceding financial year unless it has been distributed them previously;

18.11.4.	a copy of any proposed resolution, of which the Company has received notice in terms of section 61(3) of the Companies Act, and which is to be considered at the meeting, and a notice of the percentage of Voting Rights that will be required for that resolution to be adopted;

18.11.5.	a reasonably prominent statement that –

18.11.5.1.	a Holder entitled to attend and vote at the Shareholders Meeting shall be entitled to appoint a proxy to attend, participate in, speak and vote at the Shareholders Meeting in the place of the Holder entitled to vote;

18.11.5.2.	a proxy need not be a Holder;

18.11.5.3.	a Holder entitled to vote in respect of any Shareholders Meeting may appoint 1 (one) proxy to Exercise Voting Rights attached to the Securities held by that Holder in respect of such Shareholders Meeting;

18.11.5.4.	the proxy may not delegate the authority granted to her as proxy;

18.11.5.5.	participants in a Shareholders Meeting are required to present reasonably satisfactory identification in terms of section 63(1) of the Companies Act in order to reasonably satisfy the Person presiding at the Shareholders Meeting that the right of that person to participate and vote either as a Holder or as a proxy, has been reasonably verified;

18.11.5.6.	participation in the Shareholders Meeting by Electronic Communication is available, and provide any necessary information to enable Holders entitled to vote or their proxies, to access the available medium or means of Electronic Communication and advise that access to the medium or means of Electronic Communication is at the expense of the Holder entitled to vote or proxy, except to the extent that the Company determines otherwise.

18.12.	A Shareholders Meeting may proceed notwithstanding a Material defect in the giving of the notice, subject to clause 18.13, only if every Person who is entitled to Exercise Voting Rights in respect of each item on the agenda of the Shareholders Meeting is Present at a Meeting and votes to approve the ratification of the defective notice.

18.13.	If a Material defect in the form or manner of giving notice of a Shareholders Meeting relates only to one or more particular matters on the agenda for the Shareholders Meeting –

18.13.1.	any such matter may be severed from the agenda, and the notice remains valid with respect to any remaining matters on the agenda; and

18.13.2.	the Shareholders Meeting may proceed to consider a severed matter, if the defective notice in respect of that matter has been ratified.

18.14.	An immaterial defect in the form or manner of Delivering notice of a Shareholders Meeting, or an accidental or inadvertent failure in the Delivery of the notice to any particular Holder to whom it was addressed, does not invalidate any action taken at the Shareholders Meeting.

18.15.	Business may be transacted at any Shareholders Meeting only while a quorum is present.

18.16.	The quorum necessary for the commencement of a Shareholders Meeting shall be sufficient Persons Present at a Meeting to Exercise, in aggregate, at least 25% (twenty five per cent) of all of the Voting Rights that are entitled to be Exercised in respect of at least one matter to be decided at the Shareholders Meeting but –

18.16.1.	the Shareholders Meeting may not begin unless in addition at least 3 (three) Holders entitled to vote are Present at a Meeting;

18.16.2.	if the Company is a subsidiary of a company, those constituting the quorum must include its Holding Company present in person.

18.17.	A matter to be decided at the Shareholders Meeting may not begin to be considered unless those who fulfilled the quorum requirements of clause 18.16, continue to be present. If a resolution is proposed to meet the requirements of the JSE, notwithstanding that the Holders of Securities not listed on the JSE shall be entitled to be counted in the quorum as a matter of law, they shall not be taken into account for the purposes of determining whether or not the quorum requirements of the JSE have been attained.

18.18.	If within 30 (thirty) minutes from the time appointed for the Shareholders Meeting to commence, a quorum is not present, the Shareholders Meeting shall be postponed, without motion, vote or further notice, subject to clause 18.21, for 1 (one) week to the same time on the same day in the next week or, if that day be a public holiday in the Republic of South Africa, Saturday or Sunday, to the next succeeding day which is not a public holiday in the Republic of South Africa, Saturday or Sunday, and if at such adjourned Shareholders Meeting a quorum is not present within 30 (thirty) minutes from the time appointed for the Shareholders Meeting to commence, then the Person/s entitled to vote Present at a Meeting shall be deemed to be the requisite quorum.

18.19.	A Shareholders Meeting, or the consideration of any matter being debated at the Shareholders Meeting, may be adjourned from time to time without further notice on a motion supported by Persons entitled to Exercise, in aggregate, a majority of the Voting Rights –

18.19.1.	held by all of the Persons who are Present at a Meeting at the time; and

18.19.2.	that are entitled to be Exercised on at least one matter remaining on the agenda of the Shareholders Meeting, or on the matter under debate, as the case may be.

Such adjournment may be either to a fixed time and place or until further notice (in which latter case a further notice shall be Delivered to Holders), as agreed at the Shareholders Meeting.

18.20.	A Shareholders’ Meeting may not be adjourned beyond 120 (one hundred and twenty) Business Days after the date of that meeting.

18.21.	No further notice is required to be Delivered by the Company of a Shareholders Meeting that is postponed or adjourned as contemplated in clause 18.18, unless the location or time for the Shareholders Meeting is different from –

18.21.1.	the location or time of the postponed or adjourned Shareholders Meeting; or

18.21.2.	a location or time announced at the time of adjournment, in the case of an adjourned Shareholders Meeting.

18.22.	The chairperson, if any, of the Board shall preside as chairperson at every Shareholders Meeting. If there is no such chairperson, or if at any Shareholders Meeting she is not present within 15 (fifteen) minutes after the time appointed for holding the Shareholders Meeting or is unwilling to act as chairperson, the Holders Present at a Meeting shall elect at the meeting a Director present at the Shareholders Meeting, or if no Director be present at the Shareholders Meeting, or if all the Directors present decline to take the chair, the Holders Present at a Meeting shall select one of their number to be chairperson of the Shareholders Meeting.

18.23.	At a Shareholders Meeting a resolution put to the vote shall be decided on a show of hands, unless before the vote on a show of hands or before or on the declaration of the result of the show of hands a poll shall be demanded by –

18.23.1.	not less than 5 (five) Persons having the right to vote on that matter; or

18.23.2.	a Person/s entitled to Exercise not less than 1/10th (one tenth) of the total Voting Rights entitled to vote on that matter; or

18.23.3.	the chairperson,

and, unless a poll is so demanded, a declaration by the chairperson that a resolution has, on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of such declaration, without proof of the number or proportion of the votes recorded in favour of, or against, such resolution. No objection shall be raised as to the admissibility of any vote except at the Shareholders Meeting or adjourned Shareholders Meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such Shareholders Meeting shall be valid for all purposes. Any such objection shall be referred to the chairperson of the Shareholders Meeting, whose decision shall be final and conclusive.

18.24.	If a poll is duly demanded it shall be taken in such manner as the chairperson directs, save that it shall be taken forthwith, and the result of the poll shall be deemed to be the resolution of the Shareholders Meeting at which the poll was demanded. Scrutineers may be appointed by the chairperson to declare the result of the poll, and if appointed their decision, which shall be given by the chairperson of the Shareholders Meeting, shall be deemed to be the resolution of the Shareholders Meeting at which the poll is demanded. The demand for a poll shall not prevent the continuation of a Shareholders Meeting for the transaction of any business other than the question upon which the poll has been demanded. The demand for a poll may be withdrawn.

18.25.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairperson of the Shareholders Meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

18.26.	Any person entitled to a Share in terms of clause 15 (Transmission of Securities by Operation of Law) may vote at any Shareholders Meeting in respect thereof in the same manner as if she was the Holder of that Security, provided that (except where the Directors have previously accepted his right to vote in respect of that Security) at least 24 (twenty four) hours before the time of holding the Shareholders Meeting at which she proposes to vote, she shall have satisfied the Directors that she is entitled to Exercise the right referred to in clause 15 (Transmission of Securities by Operation of Law).

18.27.	Every resolution of Shareholders is either an Ordinary Resolution or a Special Resolution. An Ordinary Resolution, save to the extent expressly provided in respect of a particular matter contemplated in this MOI, shall require to be adopted with the support of more than 50% (fifty per cent) of the Voting Rights Exercised on the resolution. A Special Resolution shall require to be adopted with the support of at least 75% (seventy five per cent) of the Voting Rights Exercised on the resolution. For so long as the Company is listed on the JSE, if any of the Listings Requirements of the JSE require an Ordinary Resolution to be passed with a 75% (seventy five per cent) majority, it shall require to be passed as a Special Resolution.

18.28.

Subject to any restrictions attaching to any class or classes of Securities which are not ordinary Shares (as no voting restrictions shall be permitted as regards ordinary Shares), on a show of hands a Person entitled to vote Present at a Meeting shall have only 1 (one) vote, irrespective of the number of Voting Rights that Person would otherwise be entitled to

Exercise. A proxy shall, irrespective of the number of holders of Securities entitled to vote she represents, have only 1 (one) vote on a show of hands. On a poll every Person entitled to vote who is Present at a Meeting shall have the number of votes determined in accordance with the Voting Rights associated with the Securities in question. The total Voting Rights of the Holders of all Securities, other than ordinary Shares and any special shares created for the purposes of Black Economic Empowerment, may not exceed 24,99% (twenty four comma nine nine per cent) of the total Voting Rights of all Persons entitled to vote at such a meeting. If a resolution is proposed to meet the requirements of the JSE, notwithstanding that the Holders of Securities not listed on the JSE shall be entitled to vote thereon as a matter of law, their votes shall not be taken into account for the purposes of determining whether or not the requirements of the JSE have been attained.

18.29.	In the case of joint Holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names stand in the Securities Register.

18.30.	No form appointing a proxy shall be valid after the expiration of 1 (one) year from the date when it was signed unless the proxy itself provides for a longer or shorter duration but it may be revoked at any time. The appointment is revocable unless the proxy appointment expressly states otherwise, and may be revoked by cancelling it in writing, or making a later inconsistent appointment of a proxy, and delivering a copy of the revocation instrument to the proxy, and to the Company. The appointment is suspended at any time and to the extent that the Holder entitled to vote chooses to act directly and in person in the Exercise of any rights as a Holder entitled to vote.

18.31.	The form appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such power or authority shall be delivered to the Company or any Person which it has identified in the notice of meeting as being a Person to whom proxies may be delivered on behalf of the Company, immediately prior to the Shareholders Meeting, before the proxy Exercises any rights of the Holder entitled to vote at a Shareholders Meeting.

18.32.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Securities in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its Registered Office before the commencement of the Shareholders Meeting or adjourned Shareholders Meeting at which the proxy is used.

18.33.	Subject to the provisions of the Companies Act, a form appointing a proxy may be in any usual or common form. The Company shall supply a generally standard form of proxy upon request by a Holder entitled to vote.

18.34.	If a proxy is received duly signed but with no indication as to how the Person named therein should vote on any issue, the proxy may vote or abstain from voting as she sees fit unless the proxy indicates otherwise.

18.35	Notwithstanding anything to the contrary contained in this clause 18, but subject always to clause 8.4.1 above, if the terms and conditions of any Debt Instruments provide that any of the provisions of this clause 18.35 shall not apply to those Debt Instruments (“Inapplicable Provisions”) (where, in the absence of that provision in the Debt Instruments, those provisions of this clause 18 would so apply) and, provided that the Companies Act does not preclude such provisions of the Debt Instruments, then the Debt Instruments shall prevail over the provisions of this clause 18 insofar as the Inapplicable Provisions are concerned, notwithstanding anything to the contrary contained in this clause 18.

19.	RECORD DATE

19.1.	The Board shall determine the Record Date in accordance with the applicable rules of the Central Securities Depository and the listings requirements of the JSE.

19.2.	If, at any time, the Board fails to determine a Record Date, the Record Date for the relevant matter is –

19.2.1.	in the case of a Shareholders Meeting, the latest date by which the Company is required to Deliver to Holders entitled to vote, notice of that Shareholders Meeting; or

19.2.2.	in the case of dividends, a date subsequent to the declaration date or confirmation date of the dividend, whichever is the later; or

19.2.3.	the date of the action or event, in any other case.

19.3.	The Company must publish a notice of a Record Date for any matter by –

19.3.1.	Delivering a copy to each Holder; and

19.3.2.	posting a conspicuous copy of the notice –

19.3.2.1.	at its principal office;

19.3.2.2.	on its web-site, if it has one;

19.3.2.3.	on any automated system of disseminating information maintained by the JSE.

20.	ELECTION OF DIRECTORS AND ALTERNATE DIRECTORS AND VACANCIES

20.1.	The minimum number of Directors shall be 4 (four) and the maximum number shall be 15 (fifteen). Any failure by the Company at any time to have the minimum number of Directors, does not limit or negate the authority of the Board, or invalidate anything done by the Board or the Company.

20.2.	Each of the Directors and the Alternate Directors, other than a Director contemplated in clause 20.8, shall be elected (which in the case of a vacancy arising shall take place at the next Annual General Meeting), in accordance with clause 20.5 to serve as a Director or Alternate Director. An Alternate Director shall serve in the place of 1 (one) or more Director/s named in the resolution electing her during the Director’s absence or inability to act as Director. If a Person is an Alternate Director to more than 1 (one) Director or if an Alternate Director is also a Director, she shall have a separate vote, on behalf of each Director she is representing in addition to his own vote, if any.

20.3.	There are no general qualifications prescribed by the Company for a Person to serve as a Director or an Alternate Director in addition to the requirements of the Companies Act and the Regulations. The Board, with the assistance of the nominations committee, must make recommendations to the Holders regarding the eligibility of Persons nominated for election as Directors, taking into account their past performance and contribution, if applicable. A brief curriculum vita of each Person standing for election or re-election as a Director at a Shareholders Meeting or the Annual General Meeting, must accompany the notice of the Shareholders Meeting.

20.4.	No Director shall be entitled to appoint any Person as an Alternate Director to herself.

20.5.	In any election of Directors and Alternate Directors, the election is to be conducted as follows –

20.5.1.	a series of votes of those entitled to Exercise votes regarding such election, each of which is on the candidacy of a single individual to fill a single vacancy, with the series of votes continuing until all vacancies on the Board at that time have been filled; and

20.5.2.	in each vote to fill a vacancy –

20.5.2.1.	each Voting Right entitled to be Exercised may be Exercised once; and

20.5.2.2.	the vacancy is filled only if a majority of the Voting Rights Exercised support the candidate.

20.6.	No Person shall be elected as a Director or Alternate Director, if she is Ineligible or Disqualified and any such election shall be a nullity. A Person who is Ineligible or Disqualified must not consent to be elected as a Director or Alternate Director nor act as a Director or Alternate Director. A Person placed under probation by a court in terms of section 162 of the Companies Act or in terms of section 47 of the Close Corporations Act, No 69 of 1984 as amended, must not serve as a Director or an Alternate Director unless the order of court so permits.

20.7.	No election of a Person to serve as a Director shall take effect until she has delivered to the Company a Written consent to serve.

20.8.	Any vacancy occurring on the Board may be filled by the Board, but the Individual so appointed shall cease to hold office at the termination of the first Annual General Meeting to be held after the appointment of such Individual as a Director unless she is elected at such or any other Shareholders Meeting.

20.9.	The continuing Directors (or sole continuing Director) may act, notwithstanding any vacancy in their body, so long as there remain in office not less than the prescribed minimum number of Directors duly qualified to act. If the number falls below the prescribed number, or their number is reduced below the number fixed by or pursuant to this MOI as a quorum, the remaining Directors or Director shall not act after a period of 3 (three) months has expired from the date the deficiency in the minimum number arose, except for the purpose of filling such vacancy or for the purpose of calling a Shareholders Meeting.

20.10.	If there is no Director able and willing to act, then any Holder entitled to Exercise Voting Rights in the election of a Director may convene a Shareholders Meeting for the purpose of electing Directors.

21.	CESSATION OF OFFICE AS DIRECTOR OR ALTERNATE DIRECTOR

A Director or Alternate Director shall cease to hold office as such –

21.1.	if she becomes Ineligible or Disqualified or the Board (other than the Director concerned) resolves to remove her on such basis, and in the latter case the Director / Alternate Director has not within the permitted period filed an application for review or has filed such an application but the court has not yet confirmed the removal (during which period she shall be suspended); or

21.2.	when her term of office, as contemplated in clause 20.2, expires; or

21.3.	when she dies; or

21.4.	when she resigns by Written notice to the Company; or

21.5.	if there are more than 4 (four) Directors in office and if the Board (other than the Director concerned) determines that she has become incapacitated to the extent that such Director is unable to perform the functions of a director, and is unlikely to regain that capacity within a reasonable time, and the Director / Alternate Director has not within the permitted period filed an application for review or has filed such an application but the court has not yet confirmed the removal (during which period she shall be suspended); or

21.6.	when she is declared delinquent by a court, or placed on probation under conditions that are inconsistent with continuing to be a Director; or

21.7.	if she is removed by Ordinary Resolution; or

21.8.	if there are more than 4 (four) Directors in office and if she is removed by resolution of the Board (other than the Director concerned) for being negligent or derelict in performing the functions of a Director, and the Director / Alternate Director has not within the permitted period filed an application for review or has filed such an application but the court has not yet confirmed the removal (during which period she shall be suspended); or

21.9.	she files a petition for the surrender of his estate or an application for an administration order, or if she commits an act of insolvency as defined in the insolvency law for the time being in force, or if she makes any arrangement or composition with his creditors generally; or

21.10.	she is otherwise removed in accordance with any provisions of this MOI.

22.	REMUNERATION OF DIRECTORS AND ALTERNATE DIRECTORS AND MEMBERS OF BOARD COMMITTEES

22.1.	The Directors may be paid all their travelling and other expenses, properly and necessarily incurred by them in and about the business of the Company, and in attending meetings of the Directors or of committees thereof, and if any Director shall be required to perform extra services, to go or to reside abroad or otherwise, or be specially occupied about the Company’s business, she shall be entitled to receive a remuneration to be fixed by a disinterested quorum of the Directors, which may be either in addition to or in substitution for the remuneration provided for in clauses 22.2 and 22.3. For purposes hereof a “disinterested quorum of Directors” shall comprise a quorum of Directors excluding any Director whose remuneration would or may be affected by the relevant resolution.

22.2.	The Board may pay or grant any type of remuneration contemplated in sections 30(6)(b) to (g) of the Companies Act to any executive Directors.

22.3.	The Directors or Alternate Directors or members of Board or statutory committees shall be entitled to such remuneration for their services as Directors or Alternate Directors or members of such committees as may have been determined from time to time by Special Resolution within the previous 2 (two) years.

23.	FINANCIAL ASSISTANCE FOR DIRECTORS AND PRESCRIBED OFFICERS AND THEIR RELATED AND INTER-RELATED PARTIES

23.1.	The Board’s powers to provide direct or indirect financial assistance as contemplated in section 45(2) of the Companies Act are not limited in any manner.

23.2.	If the Board adopts a resolution to provide direct or indirect financial assistance as contemplated in section 45(2) of the Companies Act, the Company shall Deliver Written notice of that resolution to all Shareholders, unless every Shareholder is also a Director, and to any trade union representing its employees –

23.2.1.	within 10 (ten) Business Days after the Board adopts the resolution, if the total value of all loans, debts, obligations or assistance contemplated in that resolution, together with any previous such resolution during the financial year, exceeds 1/10th (one tenth) of 1% (one per cent) of the Company’s net worth at the time of the resolution; or

23.2.2.	within 30 (thirty) Business Days after the end of the financial year, in any other case.

24.	RETIREMENT OF DIRECTORS IN ROTATION

24.1.	At the Annual General Meeting held in each year 1/3 (one-third) of the Directors, or if their number is not a multiple of 3 (three), then the number nearest to, but not less than 1/3 (one-third) shall retire from office. The Directors so to retire at each Annual General Meeting shall be firstly those retiring in terms of clause 20.8, and then, those who have been longest in office since their last election. As between Directors of equal seniority, the Directors to retire shall, in the absence of agreement, be selected by the chairperson; provided that notwithstanding anything herein contained, if, at the date of any Annual General Meeting any Director will have held office for a period of 3 (three) years since her last election or appointment, she shall retire at such meeting, either as one of the Directors to retire in pursuance of the foregoing or additionally thereto. The length of time a Director has been in office shall be computed from the date of her last election or appointment.

24.2.	A retiring Director shall act as a Director throughout the Meeting at which she retires.

24.3.	Retiring Directors shall be eligible for re-election. No person other than a Director retiring at the Meeting shall, unless recommended by the Directors for election, be eligible for election to the office of a Director at any Annual General Meeting unless, not less than 14 (fourteen) Business Days nor more than 21 (twenty one) Business Days before the issue date for the notice of the meeting, there shall have been given to the company secretary notice in Writing by a Holder or Holders duly qualified to be Present at a Meeting for which such notice is given of the intention of such Holder or Holders to propose such Director for election and also notice in Writing signed by the Person to be proposed of his willingness to be elected.

24.4.	If at any Annual General Meeting, the place of any retiring Director is not filled, she shall if willing continue in office until the dissolution of the Annual General Meeting in the next year, and so on from year to year until his place is filled, unless it shall be determined at such Meeting not to fill such vacancy.

25.	GENERAL POWERS AND DUTIES OF DIRECTORS

25.1.	The powers of management granted to the Directors in terms of section 66(1) of the Companies Act are not limited in any manner.

25.2.	The Directors may –

25.2.1.	establish and maintain any non-contributory or contributory pension, superannuation, provident and benefit funds for the benefit of; and

25.2.2.	give pensions, gratuities and allowances to and make payments for or towards the insurance of,

any persons who are employees or former employees (including Directors or former Directors) of the Company, or of any company which is or was a subsidiary of the Company or is or was in any way allied to or associated with it or any such subsidiary, and the wives, widows, families and dependants of such persons.

26.	EXECUTIVE DIRECTORS

26.1.	A Director may be employed in any other capacity in the Company or as a director or employee of a company controlled by, or itself a major subsidiary of, the Company and, in such event, her appointment and remuneration in respect of such other office must be determined by a disinterested quorum of Directors.

26.2.	The Board shall from time to time appoint from their number a chief executive officer and an executive financial Director as executive Directors and may, notwithstanding any contract between them and the Company, from time to time terminate their appointment as chief executive officer or executive financial Director and appoint others in their places.

26.3.	In addition, the Board may from time to time appoint one or more of the Directors to be executive Directors or to be holders of any other executive office in the Company for such period (not exceeding 5 (five) years) and at such remuneration (whether by way of salary or commission, or participation in profits or partly in one way and partly in another) and generally on such terms they may think fit, and it may be made a term of his appointment that she be paid a pension, gratuity or other benefit on his retirement from office.

26.4.	The Board may from time to time entrust to and confer upon an executive Director for the time being such of the powers vested in the Directors as they may think fit, and may confer such powers for such time and to be exercised for such objects and upon such terms and with such restrictions, as they think expedient, and they may confer such powers either collaterally with or to the exclusion of and in substitution for, all or any of the powers of the Directors, and may from time to time revoke or vary all or any of such powers.

27.	BOARD COMMITTEES

27.1.	Only Directors will be entitled to be appointed as members of a Board committee.

27.2.	The Board may appoint any number of Board committees and delegate to such committees any authority of the Board.

27.3.	No Person shall be appointed as a member of a Board committee, if she is Ineligible or Disqualified and any such appointment shall be a nullity. A Person who is Ineligible or Disqualified must not consent to be appointed as a member of a Board committee nor act as such a member. A Person placed under probation by a court must not serve as a member of a Board committee unless the order of court so permits.

27.4.	Subject to clause 27.1, there are no general qualifications prescribed by the Company for a Person to serve as a member of a Board committee in addition to the requirements of the Companies Act.

27.5.	A member of a Board committee shall cease to hold office as such immediately when she becomes Ineligible or Disqualified in terms of the Companies Act.

27.6.	Committees of the Board may consult with or receive advice from any person.

27.7.	Meetings and other proceedings of a committee of the Board consisting of more than 1 (one) member shall be governed by the provisions of this MOI regulating the meetings and proceedings of Directors.

27.8.	The composition of such committees, a brief description of their mandates, the number of meetings held and other relevant information must be disclosed in the annual report of the Company.

28.	PERSONAL FINANCIAL INTERESTS OF DIRECTORS AND PRESCRIBED OFFICERS AND MEMBERS OF BOARD COMMITTEES

28.1.	For the purposes of this clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees), “Director” includes an Alternate Director, a Prescribed Officer, and a person who is a member of a committee of the Board, irrespective of whether or not the Person is also a member of the Board.

28.2.	At any time, a Director may disclose any Personal Financial Interest in advance, by delivering to the Board, a notice in Writing setting out the nature and extent of that Personal Financial Interest, to be used generally by the Company until changed or withdrawn by further Written notice from that Director.

28.3.	This clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees) shall not apply to a Director in respect of a decision that may generally affect –

28.3.1.	all of the Directors in their capacity as Directors, but in that case all the Directors shall act in accordance with and as if section 75(3) of the Companies Act were applicable unless the Directors are acting pursuant to an authorisation given by the Holders for the Directors to make a decision within certain thresholds, relating to their capacity as Directors; or

28.3.2.	a class of Persons, despite the fact that the Director is one member of that class of Persons, unless the only members of the class are the Director or Persons Related or Inter-Related to the Director. In such event the Director shall be treated as not having a Personal Financial Interest, unless the class is predominantly made up of Directors and Persons Related or Inter-Related to such Directors and in the circumstances the conflict of the Director requires the provisions of this clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees) to apply.

28.4.	If, in the reasonable view of the other non-conflicted Directors, a Director or the Related Person in respect of such Director acts in competition with the Company relating to the matter to be considered at the meeting of the Board, the Director shall only be entitled to such information concerning the matter to be considered at the meeting of the Board as shall be necessary to enable the Director to identify that such Personal Financial Interest exists or continues to exist.

28.5.	If a Director has a Personal Financial Interest in respect of a matter to be considered at a meeting of the Board, or Knows that a Related Person has a Personal Financial Interest in the matter, the Director –

28.5.1.	must disclose the Personal Financial Interest and its general nature before the matter is considered at the meeting;

28.5.2.	must disclose to the meeting any Material information relating to the matter, and Known to the Director;

28.5.3.	may disclose any observations or pertinent insights relating to the matter if requested to do so by the other Directors;

28.5.4.	if present at the meeting, must leave the meeting immediately after making any disclosure contemplated in clauses 28.5.2 and 28.5.3;

28.5.5.	must not take part in the consideration of the matter, except to the extent contemplated in clauses 28.5.2 and 28.5.3;

28.5.6.	while absent from the meeting in terms of this clause 28.5:

28.5.6.1.	is to be regarded as being present at the meeting for the purpose of determining whether sufficient Directors are present to constitute a quorum; and

28.5.6.2.	is not to be regarded as being present at the meeting for the purpose of determining whether a resolution has sufficient support to be adopted; and

28.5.7.	must not execute any document on behalf of the Company in relation to the matter unless specifically requested or directed to do so by the Board.

28.6.	If a Director acquires a Personal Financial Interest in an agreement or other matter in which the Company has a Material interest, or Knows that a Related Person has acquired a Personal Financial Interest in the matter, after the agreement or other matter has been approved by the Company, the Director must promptly disclose to the Board, the nature and extent of that Personal Financial Interest, and the Material circumstances relating to the Director or Related Person’s acquisition of that Personal Financial Interest.

28.7.	A decision by the Board, or a transaction or agreement approved by the Board, is valid despite any Personal Financial Interest of a Director or Person Related to the Director, only if –

28.7.1.	it was approved following the disclosure of the Personal Financial Interest in the manner contemplated in this clause 28 (Personal Financial Interests of Directors and Prescribed Officers and Members of Board Committees); or

28.7.2.	despite having been approved without disclosure of that Personal Financial Interest, it has been ratified by an Ordinary Resolution following disclosure of that Personal Financial Interest or has been declared to be valid by a court in terms of section 75(8) of the Companies Act.

29.	PROCEEDINGS OF DIRECTORS

29.1.	A Director authorised by the Board –

29.1.1.	may, at any time, call a meeting of the Board; and

29.1.2.	must call a meeting of the Board if required to do so by at least 2 (two) Directors.

29.2.	The Directors may determine what period of notice shall be given of meetings of Directors and may determine the means of giving such notice which may include telephone, telefax or Electronic Communication. It shall be necessary to give notice of a meeting of Directors to all Directors even those for the time being absent from South Africa.

29.3.	If all of the Directors –

29.3.1.	acknowledge actual receipt of the notice;

29.3.2.	are present at the Board meeting; or

29.3.3.	waive notice of the meeting,

the meeting may proceed even if the Company failed to give the required notice of that meeting, or there was a defect in the giving of the notice.

29.4.	The Directors may meet for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.

29.5.	A meeting of Directors may be conducted by Electronic Communication and/or one or more Directors may participate in a meeting of Directors by Electronic Communication so long as the Electronic Communication facility employed ordinarily enables all persons participating in that meeting to communicate concurrently with each other without an intermediary, and to participate effectively in the meeting.

29.6.	The quorum for a Directors’ meeting shall be 4 (four) Directors.

29.7.	The Directors may elect a chairperson of their meetings and determine the period, not exceeding 1 (one) year, for which she is to hold office; but if no such chairperson is elected, or if at any meeting the chairperson is not present within 15 (fifteen) minutes after the time appointed for holding it, the Directors present may choose one of their number to be chairperson of the meeting.

29.8.	Each Director has 1 (one) vote on a matter before the Board and a majority of the votes cast on a resolution is sufficient to approve that resolution.

29.9.	In the case of a tied vote the chairperson may not cast a deciding vote even if the chairperson did not initially have or cast a vote and the matter being voted on fails.

29.10.	The Company must keep minutes of the meetings of the Board, and any of its committees, and include in the minutes –

29.10.1.	any declaration given by notice or made by a director as required by clause 28 (Personal Financial Interests of Directors);

29.10.2.	every resolution adopted by the Board.

29.11.	Resolutions adopted by the Board –

29.11.1.	must be dated and sequentially numbered; and

29.11.2.	are effective as of the date of the resolution, unless the resolution states otherwise.

29.12.	Any minutes of a meeting, or a resolution, signed by the chair of the meeting, or by the chair of the next meeting of the Board, are/is evidence of the proceedings of that meeting, or adoption of that resolution, as the case may be.

29.13.	A Round Robin Resolution of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted, provided that each Director has received notice of the matter to be decided upon and that the majority of the Directors have voted in favour of the matter. A Round Robin Resolution may be executed in any number of counterparts and will have the same effect as if the signatures on the counterparts were on a single copy of the Round Robin Resolution.

30.	PRESCRIBED OFFICERS

30.1.	No Person shall hold office as a Prescribed Officer, if she is Ineligible or Disqualified. A Person who is Ineligible or Disqualified must not consent to be appointed as a Prescribed Officer or undertake any functions which would result in her being a Prescribed Officer nor act in such office nor undertake any such functions. A Person placed under probation by a court must not consent to be appointed as a Prescribed Officer or undertake any functions which would result in her being a Prescribed Officer nor act in such office nor undertake any such functions unless the order of court so permits.

30.2.	A Prescribed Officer shall cease to hold office as such immediately when she becomes Ineligible or Disqualified in terms of the Companies Act.

31.	APPOINTMENT OF COMPANY SECRETARY

31.1.	The Directors must appoint a company secretary from time to time, who –

31.1.1.	shall be a permanent resident of the Republic of South Africa and remain so while serving as company secretary; and

31.1.2.	shall have the requisite knowledge of, or experience in, relevant laws; and

31.1.3.	may be a Juristic Person subject to the following –

31.1.3.1.	every employee of that Juristic Person who provides company secretary services, or partner and employee of that partnership, as the case may be, is not Ineligible or Disqualified;

31.1.3.2.	at least 1 (one) employee of that Juristic Person, or one partner or employee of that partnership, as the case may be, satisfies the requirements in clauses 31.1.1 and 31.1.2;

31.2.	Within 60 (sixty) Business Days after a vacancy arises in the office of a company secretary, the Board must fill the vacancy by appointing a Person whom the Directors consider to have the requisite knowledge and experience. A change in the membership of a Juristic Person or partnership that holds office as company secretary does not constitute a vacancy in the office of company secretary, if the Juristic Person or partnership continues to satisfy the requirements of clause 31.1.3.

31.3.	If at any time a Juristic Person or partnership holds office as company secretary of the Company –

31.3.1.	the Juristic Person or partnership must immediately notify the Directors if the Juristic Person or partnership no longer satisfies the requirements of clause 31.1.3, and is regarded to have resigned as company secretary upon giving that notice to the Company;

31.3.2.	the Company is entitled to assume that the Juristic Person or partnership satisfies the requirements of clause 31.1.3, until the Company has received a notice contemplated in clause 31.3.1; and

31.3.3.	any action taken by the Juristic Person or partnership in performance of its functions as company secretary is not invalidated merely because the Juristic Person or partnership had ceased to satisfy the requirements of clause 31.1.3 at the time of that action.

31.4.	The company secretary may resign from office by giving the Company 1 (one) month’s Written notice or less than that with the prior Written approval of the Board.

31.5.	If the company secretary is removed from office by the Board, the company secretary may, by giving Written notice to that effect to the Company by not later than the end of the financial year in which the removal took place, require the Company to include a statement in its annual Financial Statements relating to that financial year, not exceeding a reasonable length, setting out the company secretary’s contention as to the circumstances that resulted in the removal. The Company must include this statement in the Directors’ report in its annual Financial Statements.

32.	DISTRIBUTIONS

32.1.	The Company –

32.1.1.	may make Distributions from time to time, provided that –

32.1.1.1.	any such Distribution:

32.1.1.1.1.	is pursuant to an existing legal obligation of the Company, or a court order; or

32.1.1.1.2.	has been authorised -

32.1.1.1.2.1.	by a resolution of the Board; and

32.1.1.1.2.2.	save in the case of a pro rata Distribution to all Shareholders (except one which results in Shareholders holding Shares in an unlisted entity which requires the sanction of an Ordinary Resolution), cash dividends paid out of retained income, capitalisation issues or scrip dividends incorporating an election to receive either capitalisation Shares or cash, has been sanctioned by Ordinary Resolution;

32.1.1.2.	dividends must be paid to Shareholders registered as at a date subsequent to the date of declaration or date of confirmation of the dividend, whichever is the later;

32.1.1.3.	it reasonably appears that the Company will satisfy the Solvency and Liquidity Test immediately after completing the proposed Distribution;

32.1.1.4.	the Board, by resolution, has acknowledged that it has applied the Solvency and Liquidity Test and reasonably concluded that the Company will satisfy the Solvency and Liquidity Test immediately after completing the proposed Distribution; and

32.1.1.5.	no obligation is imposed, if it is a Distribution of capital, that the Company is entitled to require it to be subscribed again;

32.1.2.	must before incurring any debt or other obligation for the benefit of any Holders, comply with the requirements in clause 32.1.1,

and must complete any such Distribution fully within 120 (one hundred and twenty) Business Days after the acknowledgement referred to in clause 32.1.1.4, failing which it must again comply with the aforegoing.

32.2.	No notice of change of address or instructions as to payment given after the determination of a dividend or other Distribution by the Company in terms of clause 32.1.1.1, shall become effective until after the dividend or other Distribution has been made, unless the Board so determines at the time the dividend or other Distribution is approved.

32.3.	The Company must hold all monies due to the Shareholders in trust indefinitely, but subject to the laws of prescription.

32.4.	The Company shall be entitled at any time to delegate its obligations in respect of unclaimed dividends or other unclaimed Distributions, to any one of the Company’s bankers from time to time.

32.5.	Any dividend or cash distribution may be paid by electronic funds transfer or such other payment mechanism, including any combination of payment mechanisms, as the Directors may from time to time determine.

33.	LOSS OF DOCUMENTS

The Company shall not be responsible for the loss in transmission of any cheque, warrant, certificate or (without any limitation eiusdem generis) other document sent through the post either to the registered address of any Holder or to any other address requested by the Holder.

34.	NOTICES

34.1.	The Company may give notices, documents, records or statements or notices of availability of the aforegoing by personal delivery to the Holder or if required, a holder of Beneficial Interests or by sending them prepaid through the post or by transmitting them by Electronic Communication. The Company must give notice of any meeting to each Person entitled to vote at such meeting who has elected to receive such notice other than proxies.

34.2.	Any Holder or holder of Beneficial Interests who/which has furnished an Electronic Address to the Company, by doing so –

34.2.1.	authorises the Company to use Electronic Communication to give notices, documents, records or statements or notices of availability of the aforegoing to her; and

34.2.2.	confirms that same can conveniently be printed by the Holder or a holder of the Beneficial Interest within a reasonable time and at a reasonable cost.

34.3.	Any notice, document, record or statement or notice of availability of the aforegoing sent by the Company shall be deemed to have been Delivered on the date and time determined in accordance with Table CR3 in the Regulations (which is included as Schedule 3 for easy reference but does not form part of this MOI for purposes of interpretation).

34.4.	A Holder or Person entitled to Securities (or his executor) shall be bound by every notice in respect of the Securities Delivered to the Person who was, at the date on which that notice was Delivered, shown in the Securities Register or established to the satisfaction of the Directors (as the case may be) as the Holder of or Person entitled to the Securities, notwithstanding that the Holder or Person entitled to Securities may then have been dead or may subsequently have died or have been or become otherwise incapable of acting in respect of the Securities, and notwithstanding any transfer of the Securities was not registered at that date. The Company shall not be bound to enter any Person in the Securities Register as entitled to any Securities until that Person gives the Company an address for entry on the Securities Register.

34.5.	If joint Holders are registered in respect of any Securities or if more than 1 (one) Person is entitled to Securities, all notices shall be given to the Person named first in the Securities Register in respect of the Securities, and notice so Delivered shall be sufficient notice to all the Holders of or Persons entitled to or otherwise interested in the Securities.

34.6.

The Company shall not be bound to use any method of giving notice, documents, records or statements or notices of availability of the aforegoing, contemplated in the Regulations in respect of which provision is made for deemed delivery, but if the Company does use such a method, the notice, document, record or statement or notice of availability of the aforegoing shall be deemed to be delivered on the day determined in accordance with the Regulations. In any other case, when a given number of days’ notice or notice extending over any period is required to be given (which are not Business Days which shall be calculated in accordance with clause 2 (Calculation of Business Days)), the provisions of clause 2 (Calculation of Business Days) shall also be applied.

34.7.	As regards the signature of an Electronic Communication by a Holder, it shall be in such form as the Directors may specify to demonstrate that the Electronic Communication is genuine, or failing any such specification by the Directors, it shall be constituted by the Holder indicating in the Electronic Communication that it is the Holder’s intention to use the Electronic Communication as the medium to indicate the Holder’s approval of the information in, or the Holder’s signature of the document in or attached to, the Electronic Communication which contains the name of the Holder sending it in the body of the Electronic Communication.

35.	INDEMNITY

35.1.	For the purposes of this clause 35 (Indemnity), “Director” includes a former Director, an Alternate Director, a Prescribed Officer, a person who is a member of a committee of the Board, irrespective of whether or not the person is also a member of the Board and a member of the Audit committee.

35.2.	The Company may –

35.2.1.	not directly or indirectly pay any fine that may be imposed on a Director, or on a Director of a related company, as a consequence of that Director having been convicted of an offence in terms of any national legislation unless the conviction was based on strict liability;

35.2.2.	advance expenses to a Director to defend litigation in any proceedings arising out of the Director’s service to the Company; and

35.2.3.	directly or indirectly indemnify a Director for –

35.2.3.1.	any liability, other than in respect of –

35.2.3.1.1.	any liability arising in terms of section 77(3)(a), (b) or (c) of the Companies Act or from wilful misconduct or wilful breach of trust on the part of the Director; or

35.2.3.1.2.	any fine contemplated in clause 35.2.1;

35.2.3.2.	any expenses contemplated in clause 35.2.2, irrespective of whether it has advanced those expenses, if the proceedings –

35.2.3.2.1.	are abandoned or exculpate the Director; or

35.2.3.2.2.	arise in respect of any other liability for which the Company may indemnify the Director in terms of clause 35.2.3.1.

35.3.	The Company may purchase insurance to protect –

35.3.1.	a Director against any liability or expenses for which the Company is permitted to indemnify a Director, as contemplated in clause 35.2.2 or 35.2.3; or

35.3.2.	the Company against any contingency including but not limited to –

35.3.2.1.	any expenses:

35.3.2.1.1.	that the Company is permitted to advance in accordance with clause 35.2.2;or

35.3.2.1.2.	for which the Company is permitted to indemnify a Director in accordance with clause 35.2.3; or

35.3.2.2.	any liability for which the Company is permitted to indemnify a Director in accordance with clause 35.2.3.1.

35.4.	The Company is entitled to claim restitution from a Director or from a director of a Related company for any money paid directly or indirectly by the Company to or on behalf of that Director in any manner inconsistent with section 78 of the Companies Act.

36.	REPURCHASE OF SECURITIES

The Company is authorised to repurchase Securities as provided for and in accordance with the listings requirements of the JSE.

37.	REGISTER OF DISCLOSURES

The Company must –

37.1.	establish and maintain a register of the Beneficial Interests disclosures made in terms of section 56 of the Companies Act;

37.2.	file a copy of a notification in respect of the acquisition of any Beneficial Interest constituting 5% (five per cent) or a multiple thereof of the issued Securities of that class or disposal so that the Person no longer holds a multiple of 5% (five per cent) of the issued Securities of that class, with the Panel;

37.3.	report the information to the Holders of the relevant class of Securities in respect of which the Company has received a notification of the type referred to in clause 37.2 unless it relates to the disposal of any Beneficial Interest of less than 1% (one per cent) of the class;

37.4.	publish in its annual Financial Statements a list of the Persons who hold Beneficial Interests equal to or in excess of 5% (five per cent) of the total number of Securities of that class issued by the Company, together with the extent of those Beneficial Interests.

38.	SOCIAL, ETHICS AND TRANSFORMATIONCOMMITTEE

38.1.	The Board shall appoint a social, ethics and transformation committee with the first such committee, if one is required, being appointed within 12 (twelve) months after the Effective Date, unless it is a Subsidiary of another company that has a social ethics and transformation committee, and the social, ethics and transformation committee of that other company will perform the functions required on behalf of the Company, or the Company has been exempted in terms of the Companies Act from having to have a social ethics and transformation committee.

38.2.	The social, ethics and transformation committee must comprise not less than 3 (three) Directors at least 1 (one) of whom must be a Director who is not involved in the day-to-day management of the Company’s business, and must not have been so involved within the previous 3 (three) financial years.

38.3.	The social ethics and transformation committee has the following functions –

38.3.1.	to monitor the Company’s activities, having regard to any relevant legislation, other legal requirements or prevailing codes of best practice, with regard to matters relating to –

38.3.1.1.	social and economic development, including the Company’s standing in terms of the goals and purposes of –

38.3.1.1.1.	the 10 (ten) principles set out in the United Nations Global Compact Principles;

38.3.1.1.2.	the OECD recommendations regarding corruption;

38.3.1.1.3.	the Employment Equity Act; and

38.3.1.1.4.	the Broad-Based Black Economic Empowerment Act;

38.3.1.2.	good corporate citizenship, including the Company’s –

38.3.1.2.1.	promotion of equality, prevention of unfair discrimination, and reduction of corruption;

38.3.1.2.2.	contribution to development of the communities in which its activities are predominantly conducted or within which its products or services are predominantly marketed; and

38.3.1.2.3.	record of sponsorship, donations and charitable giving;

38.3.1.3.	the environment, health and public safety, including the impact of the Company’s activities and of its products or services;

38.3.1.4.	consumer relationships, including the Company’s advertising, public relations and compliance with consumer protection laws; and

38.3.1.5.	labour and employment, including –

38.3.1.5.1.	the Company’s standing in terms of the International Labour Organization Protocol on decent work and working conditions; and

38.3.1.5.2.	the Company’s employment relationships, and its contribution toward the educational development of its employees;

38.3.2.	to draw matters within its mandate to the attention of the Board as occasion requires;

38.3.3.	to report, through one of its members, to the Shareholders at the Annual General Meeting on the matters within its mandate.

38.4.	The social, ethics and transformation committee shall be entitled to –

38.4.1.	require from any Director or Prescribed Officer any information or explanation necessary for the performance of the committee’s functions;

38.4.2.	request from any employee of the Company any information or explanation necessary for the performance of the committee’s functions;

38.4.3.	attend any Shareholders Meeting;

38.4.4.	receive all notices of and other communications relating to any Shareholders Meeting; and

38.4.5.	be heard at any Shareholders Meeting on any part of the business of the meeting that concerns the committee’s functions.

38.5.	The Company must pay all the expenses reasonably incurred by its social, ethics and transformation committee, including, if the social ethics and transformation committee considers it appropriate, the costs or the fees of any consultant or specialist engaged by the social ethics and transformation committee in the performance of its functions.

Schedule 1 – Definitions in the Companies Act

“accounting records” means information in written or electronic form concerning the financial affairs of a company as required in terms of this Act including, but not limited to, purchase and sales records, general and subsidiary ledgers and other documents and books used in the preparation of financial statements;1

“alternate director” means a person elected or appointed to serve, as the occasion requires, as a member of the board of a company in substitution for a particular elected or appointed director of that company;

“amalgamation or merger” means a transaction, or series of transactions, pursuant to an agreement between two or more companies, resulting in –

(a)	the formation of one or more new companies, which together hold all of the assets and liabilities that were held by any of the amalgamating or merging companies immediately before the implementation of the agreement, and the dissolution of each of the amalgamation or merging companies; or

(b)	the survival of at least one of the amalgamating or merging companies, with or without the formation of one or more new companies, and the vesting in the surviving company or companies, together with such new company or companies, of all of the assets and liabilities that were held by any of the amalgamating or merging companies immediately before the implementation of the agreement;

“annual general meeting” means the meeting of a public company required by section 61(7);

“audit” has the meaning set out in the Auditing Profession Act, but does not include an “independent review” of annual financial statements, as contemplated in section 30(2)(b)(ii)(bb);

“Auditing Profession Act” means the Auditing Profession Act, 2005 (Act No. 26 of 2005);

“auditor” has the meaning set out in the Auditing Profession Act;

“Banks Act” means the Banks Act, 1990 (Act No. 1194 of 1990);

“beneficial interest”, when used in relation to a company’s securities, means the right or entitlement of a person, through ownership, agreement, relationship or otherwise, alone or together with another person to –

(a)	receive or participate in any distribution in respect of the company’s securities;

(b)	exercise or cause to be exercised, in the ordinary course, any or all of the rights attaching to the company’s securities; or

(c)	dispose or direct the disposition of the company’s securities, or any part of a distribution in respect of the securities,

but does not include any interest held by a person in a unit trust or collective investment scheme in terms of the Collective Investment Schemes Act, 2002 (Act No. 45 of 2002);

“board” means the board of directors of a company;

“business days” has the meaning determined in accordance with section 5(3);

“central securities depository” has the meaning set out in section 1 of the Securities Services Act, 2004 (Act No. 36 of 2004);

“Commission” means the Companies and Intellectual Property Commission established by section 185;

[1]	Regulation 25(3) contains requirements as to what the accounting records must include.

“Commissioner” means the person appointed to or acting in the office of that name, as contemplated in section 189;

“company” means a juristic person incorporated in terms of this Act, a domesticated company, or a juristic person that, immediately before the effective date –

(a)	was registered in terms of the –

(i)	Companies Act, 1973 (Act No. 61 of 1973), other than as an external company as defined in that Act; or

(ii)	Close Corporations Act, 1984 (Act No. 69 of 1984), if it has subsequently been converted in terms of Schedule 2;

(b)	was in existence and recognised as an ‘existing company’ in terms of the Companies Act, 1973 (Act No. 61 of 1973); or

(c)	was deregistered in terms of the Companies Act, 1973 (Act No. 61 of 1973), and has subsequently been re-registered in terms of this Act;

“Competition Act”, means the Competition Act, 1998 (Act No. 89 of 1998);

“consideration” means anything of value given and accepted in exchange for any property, service, act, omission or forbearance or any other thing of value, including –

(a)	any money, property, negotiable instrument, securities, investment credit facility, token or ticket;

(b)	any labour, barter or similar exchange of one thing for another; or

(c)	any other thing, undertaking, promise, agreement or assurance, irrespective of its apparent or intrinsic value, or whether it is transferred directly or indirectly;

“convertible” when used in relation to any securities of a company, means securities that may, by their terms, be converted into other securities of the company, including –

(a)	any non-voting securities issued by the company and which will become voting securities –

(i)	on the happening of a designated event; or

(ii)	if the holder of those securities so elects at some time after acquiring them; and

(b)	Options to acquire securities to be issued by the company, irrespective of whether those securities may be voting securities, or non-voting securities contemplated in paragraph (a);

“debt instrument” –

(i)	includes any securities other than the shares of a company, irrespective of whether or not issued in terms of a security document 43(1)(b), such as a trust deed; but

(ii)	does not include promissory notes and loans, whether constituting an encumbrance on the assets of the company or not;

“director” means a member of the board of a company, as contemplated in section 66, or an alternate director of a company and includes any person occupying the position of a director or alternate director, by whatever name designated;

“distribution” means a direct or indirect –

(a)	transfer by a company of money or other property of the company, other than its own shares, to or for the benefit of one or more holders of any of the shares or to the holder of a beneficial interest in any such shares, of that company or of another company within the same group of companies, whether –

(i)	in the form of a dividend;

(ii)	as a payment in lieu of a capitalisation share, as contemplated in section 47;

(iii)	as consideration for the acquisition –

(aa)	by the company of any of its shares, as contemplated in section 48; or

(bb)	by any company within the same group of companies, of any shares of a company within that group of companies; or

(iv)	otherwise in respect of any of the shares of that company or of another company within the same group of companies, subject to section 164(19);

(b)	incurrence of a debt or other obligation by a company for the benefit of one or more holders of any of the shares of that company or of another company within the same group of companies; or

(c)	forgiveness or waiver by a company of a debt or other obligation owed to the company by one or more holders of any of the shares of that company or of another company within the same group of companies, but does not include any such action taken upon the final liquidation of the company;

“effective date”, with reference to any particular provision of this Act, means the date on which that provision came into operation in terms of section 225;

“electronic communication” has the meaning set out in section 1 of the Electronic Communications and Transactions Act;

“Electronic Communications and Transactions Act” means the Electronic Communications and Transactions Act, 2002 (Act No. 25 of 2002);

“employee share scheme” has the meaning set out in section 95(1)(c);

“exchange” when used as a noun, has the meaning set out in section 1 of the Securities Services Act, 2004 (Act No. 36 of 2004);

“exercise”, when used in relation to voting rights, includes voting by proxy, nominee, trustee or other person in a similar capacity;

“ex officio director” means a person who holds office as a director of a particular company solely as a consequence of that person holding some other office, title, designation or similar status specified in the company’s Memorandum of Incorporation;

“external company” means a foreign company that is carrying on business, or non-profit activities, as the case may be, within the Republic, subject to section 23(2);

“file” when used as a verb, means to deliver a document to the Commission in the manner and form, if any, prescribed for that document;

“financial statement” includes –

(a)	annual financial statements and provisional annual financial statements;

(b)	interim or preliminary reports;

(c)	group and consolidated financial statements in the case of a group of companies; and

(d)	financial information in a circular, prospectus or provisional announcement of results, that an actual or prospective creditor or holder of the company’s securities, or the Commission, Panel or other regulatory authority, may reasonably be expected to rely on;

“group of companies” means a holding company and all of its subsidiaries;

“holding company”, in relation to a subsidiary, means a juristic person that controls that subsidiary as a result of any circumstances contemplated in section 2(2)(a) or 3(1)(a);

“incorporator”, when used –

(a)	with respect to a company incorporated in terms of this Act, means a person who incorporated that company, as contemplated in section 13; or

(b)	with respect to a pre-existing company, means a person who took the relevant actions comparable to those contemplated in section 13 to bring about the incorporation of that company;

“individual” means a natural person;

“inter-related”, when used in respect of three or more persons, means persons who are related to one another in a linked series of relationships, such that two of the persons are related in a manner contemplated in section 2(1) and one of them is related to the third in any such manner, and so forth in an unbroken series;

“juristic person” includes –

(a)	a foreign company; and

(b)	a trust, irrespective of whether or not it was established within or outside the Republic;

“knowing”, “knowingly” or “knows”, when used with respect to a person, and in relation to a particular matter, means that the person either –

(a)	Had actual knowledge of the matter; or

(b)	Was in a position in which the person reasonably ought to have –

(i)	had actual knowledge;

(ii)	investigated the matter to an extent that would have provided the person with actual knowledge; or

(iii)	taken other measures which, if taken, could reasonably be expected to have provided the person with actual knowledge of the matter;

“material”, when used as an adjective, means significant in the circumstances of a particular matter, to a degree that is –

(a)	of consequence in determining the matter; or

(b)	might reasonably affect a person’s judgement or decision-making in the matter;

“nominee” has the meaning set out in section 1 of the Securities Services Act, 2004 (Act No. 36 of 2004);

“ordinary resolution” means a resolution adopted with the support of more than 50% of the voting rights exercised on the resolution, or a higher percentage as contemplated in section 65(8) –

(a)	at a shareholders meeting; or

(b)	by holders of the company’s securities acting other than at a meeting, as contemplated in section 60;

“person” includes a juristic person;

“personal financial interest”, when used with respect to any person –

(a)	means a direct material interest of that person, of a financial, monetary or economic nature, or to which a monetary value may be attributed; but

(b)	does not include any interest held by a person in a unit trust or collective investment scheme in terms of the Collective Investment Schemes Act, 2002 (Act No. 45 of 2002), unless that person has direct control over the investment decisions of that fund or investment;

“prescribed officer” means a person who, within a company, performs any function that has been designated by the Minister in terms of section 66(10);

“present at a meeting” means to be present in person, or able to participate in the meeting by electronic communication, or to be represented by a proxy who is present in person or able to participate in the meeting by electronic communication;

“private company” means a profit company that –

(a)	is not a public, personal liability or state-owned company; and

(b)	satisfies the criteria set out in section 8(2)(b);

“profit company” means a company incorporated for the purpose of financial gain for its shareholders;

“public company” means a profit company that is not a state-owned company, a private company or a personal liability company;

“record date” means the date established under section 59 on which a company determines the identity of its shareholders and their shareholdings for the purposes of this Act;

“registered auditor” has the meaning set out in the Auditing Profession Act;

“registered office” means the office of a company, or of an external company, that is registered as required by section 23;

“related”, when used in respect of two persons, means persons who are connected to one another in any manner contemplated in section 2(1)(a) to section (c);

“rules” and “rules of a company” means any rules made by a company as contemplated in section 15(3) to (5);

“securities” means any shares, debentures or other instruments, irrespective of their form or title, issued or authorised to be issued by a profit company;

“securities register” means the register required to be established by a profit company in terms of section 50(1);

“share” means one of the units into which the proprietary interest in a profit company is divided;

“shareholder”, subject to section 57(1), means the holder of a share issued by a company and who is entered as such in the certificated or uncertificated securities register, as the case may be;

“shareholders meeting”, with respect to any particular matter concerning a company, means a meeting of those holders of that company’s issued securities who are entitled to exercise voting rights in relation to that matter;

“solvency and liquidity test” means the test set out in section 4 (1);

“special resolution” means –

(a)	in the case of a company, a resolution adopted with the support of at least 75% of the voting rights exercised on the resolution, or a different percentage as contemplated in section 65(10) –

(i)	at a shareholders meeting; or

(ii)	by holders of the company’s securities acting other than at a meeting, as contemplated in section 60; or

(b)	in the case of any other juristic person, a decision by the owner or owners of that person, or by another authorised person, that requires the highest level of support in order to be adopted, in terms of the relevant law under which that juristic person was incorporated;

“subsidiary” has the meaning determined in accordance with section 3;

“voting power”, with respect to any matter to be decided by a company, means the voting rights that may be exercised in connection with that matter by a particular person, as a percentage of all such voting rights;

“voting rights”, with respect to any matter to be decided by a company, means –

(a)	the rights of any holder of the company’s securities to vote in connection with that matter, in the case of a profit company; or

(b)	the rights of a member to vote in connection with the matter, in the case of a non-profit company;

“voting securities”, with respect to any particular matter, means securities that –

(a)	carry voting rights with respect to that matter; or

(b)	are presently convertible to securities that carry voting rights with respect to that matter;

“wholly-owned subsidiary” has the meaning determined in accordance with section 3(1)(b).

Schedule 2 – Ineligible / disqualified in terms of section 69(7) and (8) of the Companies Act read with Regulation 39(3)

1.	A person is ineligible to be a Director if the Person –

1.1.	is a juristic person;

1.2.	is an unemancipated minor, or is under a similar legal disability; or

1.3.	does not satisfy any qualification set out in the MOI.

2.	A person is disqualified to be a Director if –

2.1.	a court has prohibited that Person to be a Director, or declared the Person to be delinquent in terms of section 162, or in terms of section 47 of the Close Corporations Act, 1984 (Act No. 69 of 1984); or

2.2.	the Person –

2.2.1.	is an unrehabilitated insolvent;

2.2.2.	is prohibited in terms of any public regulation to be a Director;

2.2.3.	has been removed from an office of trust, on the grounds of misconduct involving dishonesty; or

2.2.4.	has been convicted, in the Republic or elsewhere, and imprisoned without the option of a fine, or fined more than R1 000,00 (one thousand rand), for theft, fraud, forgery, perjury or an offence –

2.2.4.1.	involving fraud, misrepresentation or dishonesty;

2.2.4.2.	in connection with the promotion, formation or management of a company, or in connection with any act contemplated in subsection (2) or (5); or

2.2.4.3	under the Companies Act, the Insolvency Act, 1936 (Act No. 24 of 1936), the Close Corporations Act, 1984, the Competition Act, the Financial Intelligence Centre Act, 2001 (Act No. 38 of 2001), the Securities Services Act, 2004 (Act No. 36 of 2004), or Chapter 2 of the Prevention and Combating of Corruption Activities Act, 2004 (Act No. 12 of 2004).

Schedule 3 – Prescribed methods of delivery in the Regulations

Person to whom the document is to be delivered	Method of delivery	Date and Time of Deemed delivery
Any Person	By faxing the notice or a certified copy of the document to the Person, if the Person has a fax number;	On the date and at the time recorded by the fax receiver, unless there is conclusive evidence that it was delivered on a different date or at a different time.
	By sending the notice or a copy of the document by electronic mail, if the Person has an Electronic Address;	On the date and at the time recorded by the computer used by the Company, unless there is conclusive evidence that it was delivered on a different date or at a different time.
	By sending the notice or a certified copy of the document by registered post to the Person’s last known address;	On the 7th (seventh) day following the day on which the notice or document was posted as recorded by a post office, unless there is conclusive evidence that it was delivered on a different day.
	By any other means authorised by the High Court; or	In accordance with the order of the High Court.
	By any other method allowed for that Person in terms of the following rows of this Table.	As provided for that method of delivery.

Any natural Person	By handing the notice or a certified copy of the document to the Person, or to any representative authorised in writing to accept service on behalf of the Person;	On the date and at the time recorded on a receipt for the delivery.

By leaving the notice or a certified copy of the document at the Person’s place of residence or business with any other Person who is apparently at least 16 (sixteen) years old and in charge of the premises at the time;

On the date and at the time recorded on a receipt for the delivery.
	By leaving the notice or a certified copy of the document at the Person’s place of employment with any Person who is apparently at least 16 (sixteen) years old and apparently in authority.	On the date and at the time recorded on a receipt for the delivery.

A company or similar body corporate	By handing the notice or a certified copy of the document to a responsible employee of the company or body corporate at its registered office or its principal place of business within South Africa;	On the date and at the time recorded on a receipt for the delivery.

	If there is no employee willing to accept service, by affixing the notice or a certified copy of the document to the main door of the office or place of business.	On the date and at the time sworn to by affidavit of the Person who affixed the document, unless there is conclusive evidence that the document was affixed on a different date or at a different time.

Person to whom the document is to be delivered	Method of delivery	Date and Time of Deemed delivery
The state or a province	By handing the notice or a certified copy of the document to a responsible employee in any office of the State Attorney.	On the date and at the time recorded on a receipt for the delivery.

A municipality	By handing the notice or a certified copy of the document to the town clerk, assistant town clerk or any Person acting on behalf of that Person.	On the date and at the time recorded on a receipt for the delivery.

A trade union

By handing the notice or a certified copy of the document to a responsible employee who is apparently in charge of the main office of the union or for the purposes of section 13(2), if there is a union office within the magisterial district of the firm required to notify its employees, in terms of the Regulations at that office.

On the date and at the time recorded on a receipt for the delivery.
	If there is no person willing to accept service, by affixing a certified copy of the notice or document to the main door of that office.	On the date and at the time sworn to by affidavit of the Person who affixed the document, unless there is conclusive evidence that the document was affixed on a different date or at a different time.

Employees of the Company	By fixing the notice or certified copy of the document, in a prominent place in the workplace where it can be easily read by employees.	On the date and at the time sworn to by affidavit of the Person who affixed the document, unless there is conclusive evidence that the document was affixed on a different date or at a different time.

A partnership, firm or association

By handing the notice or a certified copy of the document to a Person who is apparently in charge of the premises and apparently at least 16 (sixteen) years of age, at the place of business of the partnership, firm or association;

On the date and at the time recorded on a receipt for the delivery.
	If the partnership, firm or association has no place of business, by handing the notice or a certified copy of the document to a partner, the owner of the firm, or the chairman or secretary of the managing or other controlling body of the association, as the case may be.	On the date and at the time recorded on a receipt for the delivery.